                                                                    Exhibit 10.1

                                CREDIT AGREEMENT

                            Dated as of May 15, 2002

                                      among

                           BLOCK COMMUNICATIONS, INC.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
            as Administrative Agent, Swing Line Lender and L/C Issuer



                         BANC OF AMERICA SECURITIES LLC
                                       and
                               NATIONAL CITY BANK,
                                       as
                              Joint Lead Arrangers


                               NATIONAL CITY BANK
                                       as
                     Syndication Agent and Swing Line Lender

                                       and

                              FLEET NATIONAL BANK,
                                BANK OF MONTREAL
                                       and
                                  COMERICA BANK
                                       as
                             Co-Documentation Agents

                                       and

                            The Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC
                                       as
                                Sole Book Manager

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
                                             ARTICLE I
                                 DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms....................................................................      1
1.02     Other Interpretive Provisions....................................................     29
1.03     Accounting Terms.................................................................     30
1.04     Rounding.........................................................................     30
1.05     References to Agreements and Laws................................................     30


                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Term Loan........................................................................     30
2.02     Revolving Loans..................................................................     31
2.03     Borrowings, Conversions and Continuations........................................     32
2.04     Letters of Credit................................................................     33
2.05     Swing Line Loans.................................................................     41
2.06     Prepayments......................................................................     44
2.07     Reduction or Termination of Revolving Credit Commitments and
         Term Loan A Commitments..........................................................     47
2.08     Scheduled Reductions of Revolving Credit Commitments.............................     47
2.09     Repayment of Loans...............................................................     48
2.10     Interest.........................................................................     50
2.11     Fees.............................................................................     51
2.12     Computation of Interest and Fees.................................................     52
2.13     Evidence of Debt.................................................................     52
2.14     Payments Generally...............................................................     52
2.15     Sharing of Payments..............................................................     55
2.16     Discretionary Increase in Aggregate Revolving Credit Commitment and/or
         Term Loan C Facility.............................................................     55


                                           ARTICLE II A
                                             SECURITY
2A.01    Security.........................................................................     60
2A.02    Further Assurances...............................................................     61
2A.03    Information Regarding Collateral.................................................     61



                                            ARTICLE III
                              TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes............................................................................     62
3.02     Illegality.......................................................................     63
3.03     Inability to Determine Rates.....................................................     64
3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on
         Eurodollar Rate Loans............................................................     64
3.05     Funding Losses...................................................................     64

                                TABLE OF CONTENTS

3.06     Matters Applicable to all Requests for Compensation..............................     65
3.07     Survival.........................................................................     65



                                            ARTICLE IV
                             CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension...........................................     65
4.02     Conditions to all Credit Extensions and Conversions and Continuations............     69



                                             ARTICLE V
                                  REPRESENTATIONS AND WARRANTIES

5.01     Existence, Qualification and Power; Compliance with Laws.........................     69
5.02     Authorization; No Contravention..................................................     70
5.03     Governmental and Third-Party Authorization.......................................     70
5.04     Binding Effect...................................................................     70
5.05     Financial Statements; No Material Adverse Effect.................................     70
5.06     Litigation.......................................................................     71
5.07     No Default.......................................................................     71
5.08     Ownership of Property; Liens.....................................................     71
5.09     Environmental Compliance.........................................................     71
5.10     Insurance........................................................................     71
5.11     Taxes............................................................................     72
5.12     ERISA Compliance.................................................................     72
5.13     Subsidiaries.....................................................................     72
5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act...     72
5.15     Disclosure.......................................................................     73
5.16     Intellectual Property; Licenses, Etc.............................................     73
5.17     Solvency.........................................................................     73



                                            ARTICLE VI
                                       AFFIRMATIVE COVENANTS

6.01     Financial Statements.............................................................     73
6.02     Certificates; Other Information..................................................     74
6.03     Notices..........................................................................     75
6.04     Payment of Obligations...........................................................     76
6.05     Preservation of Existence, Etc...................................................     76
6.06     Maintenance of Properties........................................................     76
6.07     Maintenance of Insurance.........................................................     76
6.08     Compliance with Laws and Contractual Obligations.................................     77
6.09     Books and Records................................................................     77
6.10     Inspection Rights................................................................     77

                                TABLE OF CONTENTS

6.11     Compliance with ERISA............................................................     77
6.12     Use of Proceeds..................................................................     77
6.13     Maintain Principal Line of Business..............................................     78
6.14     New Subsidiaries and Pledgors....................................................     78
6.15     Further Assurances...............................................................     79
6.16     Interest Rate Protection.........................................................     79



                                            ARTICLE VII
                                        NEGATIVE COVENANTS

7.01     Liens............................................................................     80
7.02     Investments......................................................................     81
7.03     Indebtedness.....................................................................     81
7.04     Fundamental Changes..............................................................     83
7.05     Dispositions.....................................................................     83
7.06     Restricted Payments..............................................................     83
7.07     ERISA............................................................................     84
7.08     Change in Nature of Business.....................................................     84
7.09     Transactions with Affiliates.....................................................     84
7.10     Burdensome Agreements............................................................     84
7.11     Use of Proceeds..................................................................     85
7.12     Financial Covenants..............................................................     85
7.13     Acquisitions.....................................................................     86
7.14     Capital Expenditures.............................................................     87
7.15     Prepayment of Subordinated Indebtedness..........................................     88
7.16     Negative Pledge Clauses..........................................................     88
7.17     Payments under Stock Redemption Agreement........................................     88
7.18     Foreign Subsidiaries.............................................................     89


                                           ARTICLE VIII
                                  EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default................................................................     89
8.02     Remedies Upon Event of Default...................................................     91



                                            ARTICLE IX
                                       ADMINISTRATIVE AGENT

9.01     Appointment and Authorization of Administrative Agent............................     92
9.02     Delegation of Duties.............................................................     92
9.03     Liability of Administrative Agent................................................     92
9.04     Reliance by Administrative Agent.................................................     93
9.05     Notice of Default................................................................     93
9.06     Credit Decision; Disclosure of Information by Administrative Agent...............     94
9.07     Indemnification of Administrative Agent..........................................     94

                                TABLE OF CONTENTS

9.08     Administrative Agent in its Individual Capacity..................................     95
9.09     Successor Administrative Agent...................................................     95
9.10     Other Agents; Lead Managers......................................................     96



                                             ARTICLE X
                                           MISCELLANEOUS

10.01    Amendments, Etc..................................................................     96
10.02    Notices and Other Communications; Facsimile Copies...............................     98
10.03    No Waiver; Cumulative Remedies...................................................     99
10.04    Attorney Costs, Expenses and Taxes...............................................     99
10.05    Indemnification by the Borrower; Limitation of Liability.........................    100
10.06    Payments Set Aside...............................................................    101
10.07    Successors and Assigns...........................................................    102
10.08    Confidentiality..................................................................    105
10.09    Set-off..........................................................................    106
10.10    Interest Rate Limitation.........................................................    106
10.11    Counterparts.....................................................................    106
10.12    Integration......................................................................    106
10.13    Survival of Representations and Warranties.......................................    107
10.14    Severability.....................................................................    107
10.15    Tax Forms........................................................................    107
10.16    Governing Law....................................................................    108
10.17    Waiver of Right to Trial by Jury.................................................    108
10.18    Entire Agreement.................................................................    109


SCHEDULES
         1.01(a)   Commitments and Pro Rata Shares
         1.01(b)   Required Properties
         2A.03     Collateral Information
         5.06      Litigation
         5.09      Environmental Matters
         5.13      Subsidiaries and Other Equity Investments
         5.16      Intellectual Property Matters
         6.07      Life Insurance
         7.01      Existing Liens
         7.02      Existing Investments
         7.03      Existing Indebtedness
         10.02     Lending Offices, Addresses for Notices

EXHIBITS           FORM OF:
         A-1       Loan Notice
         A-2       Term Loan Interest Rate Selection Notice
         B         Swing Line Loan Notice
         C-1       Term Loan A Note
         C-2       Term Loan B Note
         C-3       Revolving Loan Note
         C-4       Swing Line Note
         D         Compliance Certificate
         E         Assignment and Assumption
         F         Form of Guaranty

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of May 15, 2002, among BLOCK COMMUNICATIONS, INC., an Ohio corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

         The Borrower has requested that the Lenders provide senior term loan facilities and a senior revolving credit facility to refund, replace and refinance that certain Revolving Credit Agreement among the Borrower, Mellon Bank, N.A., as administrative agent and certain lenders party thereto, dated as of December 29, 1998, as amended (the "Existing Credit Facilities"), and the Lenders are willing to refund, replace and refinance the Existing Credit Facilities and to provide credit for working capital and other corporate purposes as set forth herein, all on the terms and conditions set forth herein.

         The Borrower, the Administrative Agent and the Lenders intend that this Agreement shall be, and qualify therein for all purposes as, the "Credit Agreement" defined and described in the Subordinated Indenture (as defined below).

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:



                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition" means the acquisition of (i) a controlling equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common

Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. A Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners.

         "Agent/Arranger Fee Letter" has the meaning specified in Section
2.10(b).

         "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means, as at the date of determination thereof, the sum of (a) the Aggregate Revolving Credit Commitments at such date, plus (b)
(i) prior to the Term Loan A Advance Expiration Date, the Aggregate Term Loan A Commitments and (ii) thereafter, the Outstanding Amount with respect to the Term Loan A at such date, plus (c) the Outstanding Amount with respect to the Term Loan B at such date, plus (d) the Outstanding Amount with respect to the Term Loan C, if any, at such date (or, in the event such measurement is made prior to the funding of the Term Loan C pursuant to Section 2.16 but after the election of the Borrower pursuant to Section 2.16 to issue the Term Loan C Facility and the receipt of necessary commitments of the Discretionary Facility Lenders, the aggregate principal amount of such commitments).

         "Aggregate Revolving Credit Commitments Increase" means that increase of the Aggregate Revolving Credit Commitments described in Section 2.16.

         "Aggregate Revolving Credit Commitments" means, as at the date of determination thereof, the sum of all Revolving Credit Commitments of all Lenders at such date.

         "Aggregate Term Loan A Commitments" means, as at the date of determination thereof, the sum of all Term Loan A Commitments of all Lenders at such date, which sum shall not exceed (i) from the Closing Date to June 30, 2003, $40,000,000 and (ii) thereafter until the Term Loan A Advance Expiration Date, $40,000,000 minus the positive difference (if any) obtained by subtracting the Outstanding Amount of Loans under the Term Loan A Facility as at June 30, 2003 from $20,000,000, as such amount may be further reduced from time to time in accordance with the terms hereof.

         "Agreement" means this Credit Agreement.

         "Allocated Discretionary Commitment" shall have the meaning set forth in Section 2.16(c) hereof.

         "Applicable Margin" means, from time to time, the following percentages per annum, based upon the Total Leverage Ratio as set forth below:

                                    REVOLVING LOANS, TERM LOAN A AND
                                           SWING LINE LOANS                             TERM LOAN B
                                           ----------------                             -----------
                                  EURODOLLAR RATE
PRICING      TOTAL LEVERAGE     LOANS AND LETTER OF                         EURODOLLAR RATE
 LEVEL           RATIO             CREDIT FEES        BASE RATE LOANS           LOANS           BASE RATE LOANS
 -----           -----             -----------        ---------------           -----           ---------------
   1       Greater than 4.00          3.00%                2.00%                3.25%                2.25%
           to 1.00

           Less than or
           equal to 4.00 to
   2       1.00 but greater           2.50%                1.50%                3.25%                2.25%
           than 3.50 to 1.00

           Less than or
           equal to 3.50 to
   3       1.00 but greater           2.00%                1.00%                3.25%                2.25%
           than 3.00 to 1.00

           Less than or
   4       equal to 3.00 to
           1.00                       1.75%                0.75%                3.25%                2.25%

         The Applicable Margin shall be established with reference to the Total Leverage Ratio at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computation of the Total Leverage Ratio set forth in each Compliance Certificate furnished to the Administrative Agent pursuant to Section 6.02(b), subject to review for correctness of such computation by the Administrative Agent, and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. From the Closing Date to the fifth Business Day following the date the certificate referred to in the preceding sentence for the fiscal period ended as at the first Determination Date is delivered or is required to be delivered (whichever shall first occur), the Applicable Margin shall be Pricing Level 1. Notwithstanding the provisions of the two preceding sentences, if the Borrower shall fail to deliver any such certificate within the time period required by Section 6.02(b), then the Applicable Margin shall be Pricing Level 1 from the date such certificate was due until the fifth Business Day following the date the appropriate certificate is so delivered. The Applicable Margin is subject to the adjustment as provided in Section 2.16.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arrangers" means BAS and National City Bank, each in its respective capacity as joint lead arranger.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Bank of America" means Bank of America, N.A.

         "BAS" means Banc of America Securities LLC.

         "Base Rate" means for any day a fluctuating rate per annum equal to the Applicable Margin plus the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such prime rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced prime rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan (including a Segment) bearing interest or to bear interest at the Base Rate or, with respect to Swing Line Loans, the Swing Line Base Rate.

         "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

         "Block Family Ownership Group" means William Block, Jr., Allan J. Block, John R. Block and William Block, and their respective immediate family members, heirs and descendants.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrowing" means any of (i) a Term Loan A Borrowing, (ii) the borrowing under the Term Loan B Facility, (iii) any borrowing under the Term Loan C Facility, (iv) a Revolving Borrowing or (v) a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank market.

         "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Administrative Agent together with any Compliance Certificate delivered pursuant to Section 6.02(b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in
Section 6.01), all the foregoing in accordance with GAAP applied on a Consistent Basis.

         "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

         "Carry Forward Amount" shall have the meaning set forth in Section 7.14(a) hereof.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations plus all fees accrued or to be incurred in connection therewith, cash, deposit accounts and all balances therein, in an amount not less than the sum of such L/C Obligations and fees and all proceeds of the foregoing pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders) and to take all such other action as shall be necessary for the Administrative Agent to have "control" thereof within the meaning of the Uniform Commercial Code applicable thereto. Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash, deposit accounts and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or other institutions satisfactory to it. "Cash Collateral" shall have a correlative meaning.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) but excluding (x) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan or
         (y) the Block Family Ownership Group, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986 and all regulations issued pursuant thereto.

         "Collateral" means, collectively, all real and personal property of the Borrower, any Subsidiary or any other Person in which the Administrative Agent or any Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.

         "Commitment Fee Percentage" means

                  (a) at all times prior to the occurrence of the Commitment Fee Termination Date (as set forth in subsection (b) of such definition) with respect to the Term Loan A Facility, (i) for each day that the Outstanding Amount of Revolving Loans, L/C Obligations, and the Term Loan A are less than or equal to 50% of the sum of the Aggregate Revolving Credit Commitments and the Aggregate Term Loan A Commitments, 0.75%, and (ii) for each day that the Outstanding Amount of Revolving Loans, L/C Obligations, and the Term Loan A are greater than 50% of sum of the Aggregate Revolving Credit Commitments and the Aggregate Term Loan A Commitments, 0.50%; and

                  (b) at all times after the occurrence of the Commitment Fee Termination Date (as set forth in subsection (b) of such definition) with respect to the Term Loan A Facility, (i) for each day that the Outstanding Amount of Revolving Loans and L/C Obligations are less than or equal to 50% of the Aggregate Revolving Credit Commitments, 0.75%, and (ii) for each day that the Outstanding Amount of Revolving Loans and L/C Obligations are greater than 50% of the Aggregate Revolving Credit Commitments, 0.50%.

         "Commitment Fee Termination Date" means (a) in the case of the commitment fee with respect to the Revolving Credit Facility set forth in
Section 2.11(a)(i), the Revolving Credit Maturity Date, and (b) in the case of the commitment fee with respect to the Term Loan A Facility set forth in Section 2.11(a)(ii), the earlier to occur of the Term Loan A Advance Expiration Date or the date upon which the Term Loan A Commitments have been terminated.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to as of the Closing Date in Section 5.05(a).

         "Consolidated Current Assets" means cash and all other assets of the Borrower and its Subsidiaries which would be classified as a current asset, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Current Liabilities" means all liabilities of the Borrower and its Subsidiaries which by their terms are payable within one year (but excluding all Consolidated Funded Indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness having a maturity date in excess of one year), all determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to:

         (a) Consolidated Net Income,

         minus

         (b) the sum of the following: (i) extraordinary net gains to the extent included in Consolidated Net Income, (ii) gains from the Dispositions of assets (other than sales of inventory in the ordinary course of business) whether or not extraordinary to the extent included in Consolidated Net Income, (iii) all Consolidated Film Contract Payments to the extent not deducted in arriving at Consolidated Net Income, and (iv) all proceeds of any Life Insurance Policies received by the Borrower and its Subsidiaries to the extent included in Consolidated Net Income, plus

         (c) the sum of the following: (i) extraordinary net non-cash losses to the extent deducted in arriving at Consolidated Net Income, (ii) losses from the Dispositions of assets (other than sales of inventory in the ordinary course of business) whether or not extraordinary to the extent deducted in arriving at Consolidated Net Income, (iii) Consolidated Interest Charges, (iv) the amount of taxes, based on or measured by income, used or included in determining Consolidated Net Income, and (v) the amount of depreciation and amortization expense deducted in determining Consolidated Net Income (including Consolidated Film Contract Amortization), all subject to Transaction Adjustments.

         "Consolidated Film Contract Amortization" means for any period, all amortization by the Borrower and its Subsidiaries, on a consolidated basis, of Film Contracts which is deducted in the calculation of Consolidated Net Income for such period.

         "Consolidated Film Contract Payments" means, for any period, all cash payments on Film Contracts made by Borrower and its Subsidiaries, on a consolidated basis, during such period that are capitalized on the balance sheet of the Borrower and its Subsidiaries.

         "Consolidated Fixed Charges" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Charges,
(ii) current maturities of Consolidated Funded Indebtedness, (iii) income taxes paid in cash during such period, (iv) Capital Expenditures during such period, and (v) Restricted Payments less the amount of stock redemptions funded with the proceeds of any of the Life Insurance Policies, all determined on a consolidated basis in accordance with GAAP, subject to Transaction Adjustments.

         "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including without limitation all direct or Contingent Obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (b) all purchase money Indebtedness, (c) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (d) all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), and (e) without duplication, all Contingent Obligations with respect to Indebtedness of the types specified in subsections (a) and (d) above of Persons other than the Borrower or any Subsidiary. For all purposes hereof, the Consolidated Funded Indebtedness of the Borrower or any Subsidiary shall include the foregoing Indebtedness in (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or a limited liability company) in which the Borrower or any Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

         "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, debt discount, premium payments, commissions, fees (including commitment fees), charges and related expenses of the Borrower and its Subsidiaries in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP and (c) the amount of payments in respect of Synthetic Lease Obligations that are in the nature of interest, subject to Transaction Adjustments.

         "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for that period computed in accordance with GAAP, subject to Transaction Adjustments.

         "Consolidated Senior Indebtedness" means, as of any date on which the amount thereof is to be determined, the aggregate principal amount of all Consolidated Funded Indebtedness as of such date minus, to the extent otherwise included in Consolidated Funded Indebtedness, the aggregate principal amount of all Subordinated Indebtedness as of such date.

         "Consolidated Working Capital" means, as of any date on which the amount thereof is to be determined, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

         "Contingent Obligation" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring or holding harmless in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Continuation" and "Continue" mean, with respect to any Eurodollar Rate Loan, the continuation of such Eurodollar Rate Loan as a Eurodollar Rate Loan on the last day of the Interest Period for such Loan.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion" and "Convert" mean the conversion of a Loan from one Type to another Type.

         "Corresponding Applicable Margin Increase Amount" shall have the meaning set forth in Section 2.16(a)(ii) hereof.

         "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, and consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out-of-pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred and capitalized in accordance with GAAP.

         "Credit Extension" means each of a Borrowing or an L/C Credit
Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or circumstance that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to the Base Rate plus 2% per annum; provided, however, that with respect to Eurodollar Rate Loans, until the end of the Interest Period during which the Default Rate is first applicable, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and thereafter, the Base Rate plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Discretionary Commitment" means the commitment of any Discretionary Facility Lender to increase the Aggregate Revolving Credit Commitments or to establish the Term Loan C Facility, each pursuant to Section 2.16.

         "Discretionary Commitment Effective Date" shall have the meaning set forth in Section 2.16(c) hereof.

         "Discretionary Commitment Notice" shall have the meaning set forth in
Section 2.16(c) hereof.

         "Discretionary Commitment Request" shall have the meaning set forth in
Section 2.16(b) hereof.

         "Discretionary Facility" means the increase in the Aggregate Revolving Credit Commitments pursuant to Section 2.16 or the Term Loan C Facility, or both as the context may require.

         "Discretionary Facility Lenders" shall have the meaning set forth in
Section 2.16(e) hereof.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any Subsidiary Securities or any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" means lawful money of the United States of America.

         "Domestic Subsidiary" means any direct or indirect Subsidiary of the Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Environmental Laws" means all Laws relating to environmental matters applicable to any property.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Securities" means, with respect to any Person at any time, equity securities issued by such Person, including without limitation any security not constituting Indebtedness exchangeable, exercisable or convertible for or into equity securities of such Person both at the time of issuance of such equity security and at the time of each such exchange, exercise or conversion which results in the receipt of Net Proceeds therefrom by such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and all regulations issued pursuant thereto.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                           Interbank Offered Rate
                                   ------------------------------------
        Eurodollar Rate =          1.00 - Eurodollar Reserve Percentage


                  Where "Interbank Offered Rate" means, for such Interest
         Period:

                  (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (ii) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (iii) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, Continued or Converted by Bank of America in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch or London Affiliate to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         "Eurodollar Rate Loan" means a Loan (including a Segment) bearing interest or to bear interest at the Eurodollar Rate.

         "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage. The determination of the Eurodollar Reserve Percentage by the Administrative Agent shall be conclusive in the absence of manifest error.

         "Event of Default" means any of the events or circumstances specified in Article VIII.

         "Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries for any fiscal year, the difference of (i) Consolidated EBITDA for such period (including therein any net gain or loss, as applicable, of an extraordinary nature otherwise excluded from the calculation thereof in the definition thereof) minus (ii) the sum of (A) the change in Consolidated Working Capital as at the end of such fiscal year; provided the positive change in Consolidated Working Capital shall not exceed $1,000,000 for any fiscal year; plus (B) Capital Expenditures (paid in cash and not prohibited hereunder) for such period plus (C) Consolidated Fixed Charges for such period (reduced by the amount of Capital Expenditures included in Consolidated Fixed Charges and reduced by the current maturities of Consolidated Funded Indebtedness provided in part (ii) of the definition thereof) plus (D) the aggregate amount of any optional prepayments made by the Borrower pursuant to Section 2.06(a) or (b) hereof during such period, the aggregate amount of prepayments made in connection with required reductions of the Aggregate Revolving Credit Commitment during such period, and the aggregate amount of required repayments of principal of the Term Loans pursuant to Section 2.09 or, with respect to Term Loan C, the Supplemental Credit Documents, during such period, but not including any mandatory prepayment of the Term Loans pursuant to Section 2.06(d) during such period.

      "Existing Credit Facilities" means shall have the meaning set forth in the recitals hereof.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Film Contracts" shall mean all contracts for television, film, programs, music and related audio rights and syndicated series exhibition rights acquired under license agreements.

      "Fixed Charge Coverage Ratio" means with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period.

      "Foreign Lender" has the meaning specified in Section 10.15(a).

      "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Granting Lender" has the meaning set forth in Section 10.01(g).

      "Guarantors" means, collectively or individually as the context may indicate, each of the Subsidiaries of the Borrower at the Closing Date, other than WAND, and each other Person who becomes a party to the Guaranty (including by execution of a Guaranty Joinder Agreement).

      "Guaranty" means that certain Guaranty Agreement dated as of the date hereof among the Guarantors and the Administrative Agent substantially in the form of Exhibit F, as supplemented from time to time by the execution and delivery of Guaranty Joinder Agreements pursuant to Section 6.14, as from time to time the same may be otherwise supplemented or amended, modified, amended and restated or replaced.

      "Guaranty Joinder Agreement" means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Guarantor to the Administrative Agent pursuant to Section 6.14, as amended, modified, supplemented or amended and restated.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

      "Honor Date" has the meaning set forth in Section 2.04(c).

      "Indebtedness" means, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or Contingent Obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations under any Swap Contract in an amount equal to the Swap Termination Value thereof;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f)   Capital Leases and Synthetic Lease Obligations; and

            (g) all Contingent Obligations of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Liabilities" has the meaning set forth in Section 10.05.

      "Indemnitees" has the meaning set forth in Section 10.05.

      "Intellectual Property" means trademarks and service marks (whether registered or unregistered) and trade names; patents (including any continuations, continuations in part, renewals and applications for any of the foregoing); copyrights (including any registrations and applications therefor and whether registered or unregistered); computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; works of authorship; mask works; technology; trade secrets, know-how, proprietary processes, formulae, algorithms, models, user interfaces, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information and any licenses of the foregoing; but excluding any limited copyright license or permission from authors, publishers or other parties to use material in the Borrower's or a Subsidiary's products that have no future payment obligations.

      "Interbank Offered Rate" has the meaning therefor set forth in the definition of Eurodollar Rate.

      "Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Charges for such period.

      "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of the relevant Interest Period, any date that such Loan is prepaid or Converted, in whole or in part, and the Revolving Credit Maturity Date, the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Term Loan C Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls three months after the beginning of such Interest Period; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Revolving Credit Maturity Date, the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Term Loan C Maturity Date, as applicable; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of the Administrative Agent.

      "Interest Period" means, for each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or on the date any Loan is Continued as or Converted into a Eurodollar Rate Loan, and ending, in each case, on the date which is one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice or Term Loan Interest Rate Selection Notice, provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Stated Maturity
      Date.

      "Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but including subsequent amounts of Investments in the same Person at the time such amount is actually invested, whether pursuant to earnouts, working capital adjustments or other contractual obligations, or otherwise.

      "IP Security Agreement" means the Intellectual Property Security Agreement dated as of the date hereof by the Borrower and one or more of the Guarantors to the Administrative Agent, as supplemented from time to time by the execution and delivery of IP Security Joinder Agreements pursuant to Section 6.14, as the same may be otherwise supplemented or amended, modified, amended and restated or replaced.

      "IP Security Joinder Agreement" means each Intellectual Property Security Joinder Agreement, substantially in the form thereof attached to the IP Security Agreement, executed and delivered by a Guarantor or any other Person to the Administrative Agent pursuant to Section 6.14, as amended, modified, supplemented, amended and restated or replaced.

      "IRS" means the United States Internal Revenue Service and any successor governmental agency performing a similar function.

      "Joinder Agreements" means, collectively, Guaranty Joinder Agreements, the Pledge Joinder Agreements, the IP Security Joinder Agreements and the Security Joinder Agreements.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding in Dollars of its participation in any L/C Borrowing in accordance with its Pro Rata Revolving Share as set forth in Section 2.04(c).

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and each Swing Line Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

      "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Expiration Date" means the day that is seven days prior to the day set forth in part (a) of the definition of Revolving Credit Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

      "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction) of or in property securing any obligation to, or a claim by a Person other than the owner of such property, whether statutory, by contract or otherwise, including the interest of a purchaser of accounts receivable.

      "Life Insurance Policies" means, collectively or individually as the context may indicate, the life insurance policies owned by the Borrower, and with respect to which the Borrower is the beneficiary, for the purpose of funding stock redemptions required under the Stock Redemption Agreement, all as set forth on Schedule 6.07, and any replacements thereof and any additional policies purchased on the lives of shareholders of the Borrower for the same purpose from time to time.

      "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Loan, a Term Loan A, a Term Loan B, a Term Loan C or a Swing Line Loan, including any Segment.

      "Loan Documents" means this Agreement, each Note, the Guaranty (including the Guaranty Joinder Agreements), each Security Instrument, the Agent/Arranger Fee Letter, each Loan Notice, each Term Loan Interest Rate Selection Notice, each Letter of Credit Application and each Compliance Certificate, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Administrative Agent in connection with the Loans made and transactions contemplated by this Agreement.

      "Loan Notice" means a notice of (a) a Revolving Borrowing; (b) a Term Loan A Borrowing; (c) a Conversion of Revolving Loans, or (d) a Continuation of Revolving Loans as the same Type, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

      "Loan Parties" means, collectively, the Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Instrument.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, condition (financial or otherwise), or liabilities of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to pay or perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Maximum Discretionary Commitment" means an aggregate principal amount (subject to reduction or cancellation as herein provided) equal to $100,000,000.

      "Mortgage" means, collectively, all mortgages, deeds of trust, deeds to secure debt and/or similar documents or instruments granting a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Lenders in any Required Property, as such documents may be amended, modified, supplemented, amended and restated or replaced from time to time.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

      "National City Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by National City Bank in Cleveland, Ohio, from time to time, as its base rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Rate in effect from time to time plus 1/2 of 1% per annum.

      "National City Line of Credit" means the Borrower's line of credit from National City Bank of Pennsylvania in the maximum amount of $5,000,000.

      "Net Proceeds" (a) from any public or private offering of any Equity Security means cash payments received by the Borrower or any Subsidiary therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any Disposition by the Borrower or any of its Subsidiaries means cash payments received by the Borrower or any Subsidiary therefrom, including (A) any cash payments received pursuant to any note or other debt security received in connection with any Disposition and (B) any tax refunds in connection with any Disposition, whether received in cash or applied to tax liabilities, in each case as and when received or applied, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition, and (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

      "New Lender" shall have the meaning set forth in Section 2.16(b) hereof.

      "Notes" means, collectively, the Revolving Loan Notes, the Term Loan A Notes, the Term Loan B Notes, the Term Loan C Notes (if any) and the Swing Line Note.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, or arising under any Related Swap Contract, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation and all certificates and articles issued thereto by such secretary of state or other department, in each case as amended from time to time.

      "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

      "Other Taxes" has the meaning therefor set forth in Section 3.01(b).

      "Outstanding Amount" means (i) with respect to the Term Loan A on any date, the aggregate outstanding principal amount thereof after giving effect to any Term Loan A Borrowings and any prepayments or repayments of the Term Loan A (or any Segment) occurring on such date, (ii) with respect to the Term Loan B on any date, the aggregate outstanding principal amount thereof after giving effect to the Borrowing of the Term Loan B on the Closing Date and any prepayments or repayments of the Term Loan B (or any Segment) occurring on such date, (iii) with respect to the Term Loan C on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowing of the Term Loan C and any prepayments or repayments of the Term Loan C (or any Segment) occurring on such date, (iv) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, subject to Section 2.05(f), as the case may be, occurring on such date; (v) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Swing Line Loans, subject to
Section 2.05(f), as the case may be, occurring on such date; and (vi) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes to the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "Participant" has the meaning specified in Section 10.07(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Pledge Agreement" means that certain Securities Pledge Agreement dated as of the date hereof among the Borrower, certain Guarantors and the Administrative Agent, as supplemented from time to time by the execution and delivery of Pledge Joinder Agreements pursuant to Sections 6.14, as the same may be otherwise supplemented (including by Pledge Agreement Supplement), amended, modified, amended and restated or replaced.

      "Pledge Agreement Supplement" means the Pledge Agreement Supplement in the form affixed as an exhibit to the Pledge Agreement.

      "Pledged Interests" means all of the Subsidiary Securities of each Subsidiary.

      "Pledge Joinder Agreement" means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Guarantor to the Administrative Agent pursuant to Section 6.14, as amended, modified, supplemented, amended and restated or replaced.

      "Private Notes" means, collectively or individually as the context may indicate, those certain promissory notes in an aggregate principal amount outstanding as of December 31, 2001 of approximately $68,000,000 issued by the Borrower in favor of (a) Massachusetts Mutual Life Insurance Company, (b) CM Life Insurance Company, (c) Farmington Casualty Company, (d) Teachers Insurance and Annuity Association of America, (e) The Travelers Indemnity Company, and (f) The Travelers Insurance Company.

      "Pro Rata Revolving Share" means, with respect to each Revolving Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Revolving Lender at such time and the denominator of which is the amount of the Aggregate Revolving Credit Commitments at such time; provided that if the Aggregate Revolving Credit Commitments have been terminated at such time, then the Pro Rata Revolving Share of each Revolving Lender shall be the Pro Rata Revolving Share of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to Section 10.07. The initial Pro Rata Revolving Share of each Revolving Lender is set forth opposite the name of such Revolving Lender on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable.

      "Pro Rata Term A Share" means, with respect to each Term Loan A Lender (i) from the Closing Date to the earlier to occur of the Term Loan A Advance Expiration Date or the date upon which the Term Loan A Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Loan A Commitment of such Term Loan A Lender at such time and the denominator of which is the amount of the Aggregate Term Loan A Commitments at such time, and (ii) thereafter, the percentage (carried out to the ninth decimal place) of the principal amount of the Term Loan A funded by such Term Loan A Lender. The initial Pro Rata Term A Share of each Term Loan A Lender is set forth opposite the name of such Term Loan A Lender on Schedule

1.01(a) or in the Assignment and Assumption pursuant to which such Term Loan A Lender becomes a party hereto, as applicable.

      "Pro Rata Term B Share" means, with respect to each Term Loan B Lender, the percentage (carried out to the ninth decimal place) of the principal amount of the Term Loan B funded by such Term Loan B Lender. The initial Pro Rata Term B Share of each Term Loan B Lender is set forth opposite the name of such Term Loan B Lender on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Term Loan B Lender becomes a party hereto, as applicable.

      "Pro Rata Term C Share" means, with respect to each Discretionary Facility Lender, the percentage (carried out to the ninth decimal place) of the principal amount of the Term Loan C funded by such Discretionary Facility Lender.

      "Register" has the meaning set forth in Section 10.07(c).

      "Related Swap Contract" means all Swap Contracts that are entered into or maintained with a Lender or Affiliate of a Lender in connection with Indebtedness of the Borrower arising under the Loan Documents or the Subordinated Indenture and which are not prohibited by the express terms of the Loan Documents.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

      "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50% of the Voting Percentages of all Lenders.

      "Required Property" means, collectively, the real property, improvements, fixtures and other items of real property related thereto at the locations set forth on Schedule 1.01(b) and such other locations as are from time to time determined by the Administrative Agent in its reasonable discretion to be material, and the products and proceeds thereof, fee title to which is held by the Borrower or any Subsidiary.

      "Required Revolving Lenders" means, as of any date of determination, Revolving Lenders whose Voting Percentages (determined solely with respect to Revolving Credit Commitments and Outstanding Amounts (including risk participations in Letters of Credit and Swing Line Loans) under the Revolving Credit Facility) aggregate more than 50% of the Voting Percentages (similarly determined) of all Revolving Lenders.

      "Required Term Loan A Lenders" means, as of any date of determination, Term Loan A Lenders whose Voting Percentages (determined solely with respect to Term Loan A Commitments and Outstanding Amounts of the Term Loan A) aggregate more than 50% of the Voting Percentages (similarly determined) of all Term Loan A Lenders.

      "Required Term Loan B Lenders" means, as of any date of determination, Term Loan B Lenders whose Voting Percentages (determined solely with respect to Outstanding Amounts of the Term Loan B) aggregate more than 50% of the Voting Percentages (similarly determined) of all Term Loan B Lenders.

      "Required Term Loan C Lenders" means, as of any date of determination, Term Loan C Lenders whose Voting Percentages (determined solely with respect to Outstanding Amounts of the Term Loan C) aggregate more than 50% of the Voting Percentages (similarly determined) of all Term Loan C Lenders.

      "Responsible Officer" means the president, chairman, managing director, vice president, chief financial officer, treasurer or assistant treasurer of a Loan Party, each of which is an officer-level title of the applicable Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate and/or other action of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

      "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, as to Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.02.

      "Revolving Credit Commitment" means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.02,
(b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender's name on Schedule 1.01(a), as such amount may be reduced, increased or adjusted from time to time in accordance with this Agreement.

      "Revolving Credit Facility" means the facility described in Section 2.02 providing for Revolving Loans to the Borrower by the Revolving Lenders in the maximum aggregate principal amount at any time outstanding of $85,000,000, as reduced from time to time pursuant to the terms of this Agreement.

      "Revolving Credit Maturity Date" means (a) the earlier of (i) May 15, 2009 or (ii) the date that is six months prior to the maturity date of the Subordinated Notes, or (b) such earlier date upon which the Aggregate Revolving Credit Commitments may be terminated in accordance with the terms hereof.

      "Revolving Lender" means each Lender that has a Commitment or, following termination of Commitments, has a Loan outstanding or participation in an outstanding Letter of Credit or Swing Line Loan, under the Revolving Credit Facility.

      "Revolving Loan" means a Base Rate Loan or a Eurodollar Rate Loan made to the Borrower by a Revolving Lender in accordance with its Pro Rata Revolving Share pursuant to Section 2.02, except as otherwise provided herein.

      "Revolving Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit C-3.

      "Same Day Funds" means immediately available funds.

      "Secured Parties" means, collectively, with respect to each of the Security Instruments, the Administrative Agent, the Lenders and such other Persons for whose benefit the Lien thereunder is conferred, as therein provided.

      "Security Agreement" means the Security Agreement dated as of the date hereof by the Borrower and one or more of the Guarantors to the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by the execution and delivery of Security Joinder Agreements pursuant to Section 6.14, as the same may be otherwise supplemented, amended, modified, amended and restated or replaced.

      "Security Instruments" means, collectively or individually as the context may indicate, the Pledge Agreement (including the Pledge Joinder Agreements and the Pledge Agreement Supplements), the Security Agreement (including the Security Joinder Agreements), the IP Security Agreement (including the IP Security Joinder Agreements), Mortgages and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary or other Person shall grant or convey to the Administrative Agent or the Lenders a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document, as any of them may be amended, modified, supplemented, amended and restated or replaced from time to time.

      "Security Joinder Agreement" means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Guarantor or any other Person to the Administrative Agent pursuant to Section 6.14, as amended, modified, supplemented, amended and restated or replaced.

      "Segment" means a portion of any Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

      "Senior Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Senior Indebtedness as of such date to (b) Consolidated EBITDA for the Four-Quarter Period ending on or most recently ended prior to such date.

      "Solvent" means, when used with respect to any Person, that at the time of determination:

            (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

            (b) it is then able and expects to be able to pay its debts as they mature; and

            (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      "SPC" has the meaning set forth in Section 10.01(g).

      "Stock Redemption Agreement" has the meaning set forth in Section 7.17(a).

      "Subordinated Indebtedness" means all obligations of the Borrower and its Subsidiaries with respect to the Subordinated Notes as set forth therein and in the Subordinated Indenture Documents.

      "Subordinated Indenture" means that certain Indenture dated as of April 18, 2002 by and among the Borrower, certain Subsidiaries of the Borrower and Wells Fargo Bank Minnesota, National Association, as Trustee, as amended from time to time in accordance with its terms and the terms of this Agreement.

      "Subordinated Notes" has the meaning given the term "Notes" in the Subordinated Indenture.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction, but such term shall not include the partnership interests of the Borrower or any Subsidiary in WAND.

      "Supplemental Credit Documents" shall have the meaning set forth in
Section 2.16(e).

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

      "Swing Line" means the revolving credit facility made available by the Swing Line Lenders pursuant to Section 2.05.

      "Swing Line Base Rate" means (a) with respect to Swing Line Loans for which National City Bank is the Swing Line Lender, the National City Base Rate, and (b) with respect to Swing Line Loans for which any other Person is the Swing Line Lender, the Base Rate.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.05.

      "Swing Line Lender" means each of Bank of America and National City Bank in its capacity as a provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.05(a).

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit B.

      "Swing Line Note" means each promissory note made by the Borrower in favor of a Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit C-4.

      "Swing Line Sublimit" means an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $5,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Taxes" has the meaning therefor set forth in Section 3.01(a).

      "Telesystem" means Buckeye Telesystem, Inc., an Ohio corporation.

      "Term Loan A" means, individually or in the aggregate as the context may indicate, the loans made pursuant to the Term Loan A Facility in accordance with
Section 2.01(a).

      "Term Loan A Advance Expiration Date" means December 31, 2003.

      "Term Loan A Amortization Amount" means the Outstanding Amount of the Term Loan A measured as of the close of business on the Term Loan A Advance Expiration Date.

      "Term Loan A Borrowing" means a borrowing consisting of simultaneous Term Loans A of the same Type and, as to Eurodollar Rate Loans, having the same Interest Period made by each of the Term Loan A Lenders pursuant to Section 2.01(a).

      "Term Loan A Commitment" means, as to each Term Loan A Lender, its obligation to fund Borrowings under Term Loan A pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan A Lender's name on Schedule 1.01(a), as such amount may be reduced or adjusted from time to time in accordance with this Agreement, and shall include at all times the aggregate amount of all Loans under the Term Loan A made by such Term Loan A Lender.

      "Term Loan A Facility" means the facility described in Section 2.01(a) providing for a Term Loan to the Borrower by the Term Loan A Lenders in the principal amount of up to $40,000,000, as the same may be reduced from time to time in accordance with the terms hereof.

      "Term Loan A Lender" means each Lender that has a Term Loan A Commitment or a Term Loan A outstanding under the Term Loan A Facility.

      "Term Loan A Maturity Date" means (a) the earlier of (i) May 15, 2009 or
(ii) the date that is six months prior to the maturity date of the Subordinated Notes, or (b) such earlier date upon which the Outstanding Amounts under the Term Loan A Facility, including all accrued and unpaid interest, are paid in full in accordance with the terms hereof.

      "Term Loan A Note" means a promissory note made by the Borrower in favor of a Lender evidencing the portion of the Term Loan A made by such Term Loan A Lender, substantially in the form of Exhibit C-1.

      "Term Loan B" means the loans made pursuant to the Term Loan B Facility in accordance with Section 2.01(b).

      "Term Loan B Facility" means the facility described in Section 2.01(b) providing for a Term Loan to the Borrower by the Term Loan B Lenders in the original principal amount of $75,000,000.

      "Term Loan B Lender" means each Lender that has a Term Loan B outstanding under the Term Loan B Facility.

      "Term Loan B Maturity Date" means (a) the earlier of (i) November 15, 2009 or (ii) the date that is five months prior to the maturity date of the Subordinated Notes, or (b) such earlier date upon which the Outstanding Amounts under the Term Loan B Facility, including all accrued and unpaid interest, are paid in full in accordance with the terms hereof.

      "Term Loan B Note" means a promissory note made by the Borrower in favor of a Term Loan B Lender evidencing the portion of the Term Loan B made by such Term Loan B Lender, substantially in the form of Exhibit C-2.

      "Term Loan C" means the loans made pursuant to the Term Loan C Facility in accordance with Section 2.16.

      "Term Loan C Facility" means the facility, if issued in accordance with
Section 2.16, providing for a Term Loan to the Borrower by the Discretionary Facility Lenders in the original principal amount to be determined in accordance with the terms hereof, but in no event greater than the difference of $100,000,000 less the Aggregate Revolving Credit Commitments Increase.

      "Term Loan C Lender" means each Discretionary Facility Lender that has a Term Loan C outstanding under the Term Loan C Facility.

      "Term Loan C Maturity Date" means the date to be determined by the Borrower, the Administrative Agent and the Discretionary Facility Lenders in accordance with the terms hereof and set forth in the Supplemental Credit Documents, but shall not be earlier than the Term Loan A Maturity Date or the Term Loan B Maturity Date.

      "Term Loan C Note" means a promissory note made by the Borrower in favor of a Discretionary Facility Lender evidencing the portion of the Term Loan C made by such Discretionary Facility Lender in the form set forth in the Supplemental Credit Documents.

      "Term Loan Facilities" means the Term Loan A Facility, the Term Loan B Facility and, if issued in accordance with Section 2.16, the Term Loan C Facility.

      "Term Loan Interest Rate Selection Notice" means the written notice delivered by a Responsible Officer of the Borrower in connection with the election of a subsequent Interest Period for any Eurodollar Rate Segment or the Conversion of any Eurodollar Rate Segment into a Base Rate Segment or the Conversion of any Base Rate Segment into a Eurodollar Rate Segment, which, if in writing, shall be substantially in the form of Exhibit A-2.

      "Term Loan Notes" means the Term Loan A Notes, the Term Loan B Notes and, if the Term Loan C is issued in accordance with Section 2.16, the Term Loan C Notes.

      "Term Loans" means the Term Loan A, Term Loan B and, if issued, Term Loan
C.

      "Threshold Amount" means $5,000,000.

      "Total Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the Four-Quarter Period ending on or most recently ended prior to such date.

      "Transaction Adjustments" means those adjustments to certain financial terms and computations contained herein in connection with the making of Acquisitions and Dispositions, as from time to time agreed to by the Administrative Agent and the Borrower.

      "Type" means with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i)

      "Voting Percentage" means, as to any Lender, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) such Lender's Pro Rata Revolving Share (expressed in Dollars), plus (B) such Lender's Pro Rata Term A Share (expressed in Dollars), plus (C) such Lender's Pro Rata Term B Share (expressed in Dollars), plus (D) such Lender's Pro Rata Term C Share (expressed in Dollars) then comprises of (ii) the sum of (A) the Aggregate Revolving Credit Commitments (or if at the date of such calculation the Aggregate Revolving Credit Commitments shall have been terminated, the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations); plus (B) the Aggregate Term Loan A Commitments (or if at the date of such calculation the Aggregate Term Loan A Commitments shall have been terminated, the Outstanding Amount of Term Loan A); plus (C) the Outstanding Amount of Term Loan B, plus (D) the Outstanding Amount of Term Loan C; provided, however, that if any Lender has failed to fund any portion of any Revolving Loan, any Term Loan, any participation in L/C Obligations or any participation in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Voting Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Revolving Credit Commitment or Term Loan A Commitment or the Outstanding Amount of its Revolving Loans, Term Loans, L/C Advances and funded participations in Swing Line Loans, as the case may be.

      "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      "WAND" means WAND (TV) Partnership, an Illinois general partnership and a Subsidiary of the Borrower.

      "WLFI" means WLFI-TV, Inc., an Indiana corporation and a Subsidiary of the Borrower.

      "Weighted Average Life to Maturity " means, relative to the Outstanding Amount of any Loan at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (a) the then Outstanding Amount of such Loan into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required scheduled payments of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (rounded to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "Work Stoppage" means any strike or other work stoppage by employees of the Pittsburgh Post-Gazette arising in connection with or out of the negotiations that are ongoing as of the Closing Date between the Pittsburgh Post-Gazette, Teamsters Local 211 and certain other unions.

      1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b)   (i)   The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

            (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

            (iii) The term "including" is by way of example and not limitation.

            (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

      (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (d) Each reference to "basis points" or "bps" shall be interpreted in accordance with the convention that 100 bps = 1.0%.

      (e) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03  ACCOUNTING TERMS.

      (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   ARTICLE II

                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01  TERM LOAN.

      (a) Term Loan A. Subject to the terms and conditions set forth herein, each Term Loan A Lender severally agrees to make Loans under the Term Loan A Facility from time to time on any Business Day during the period from the Closing Date to the Term Loan A Advance Expiration Date; provided, however, that after giving effect to any Term Loan A Borrowing, (i) the aggregate Outstanding Amount of all Loans under the Term Loan A Facility shall not exceed the Aggregate Term Loan A Commitments and (ii) the aggregate Outstanding Amount of the Loans of any Term Loan A Lender under the Term Loan A Facility shall not exceed such Term Loan A Lender's Term Loan A Commitment. The principal amount of each Segment of the Term Loan A outstanding hereunder from time to time shall bear interest and the Term Loan A shall be repayable as herein provided. No amount of the Term Loan A repaid or prepaid by the Borrower may be reborrowed hereunder, and no Term Loan A Borrowing shall be allowed after the Term Loan A Advance Expiration Date.

      (b)   Term Loan B.

            (i) Subject to the terms and conditions of this Agreement, each Term Loan B Lender severally agrees to make an advance of its Pro Rata Term B Share of the Term Loan B to the Borrower on the Closing Date. The principal amount of each Segment of the Term Loan B outstanding hereunder from time to time shall bear interest and the Term Loan B shall be repayable as herein provided. No amount of the Term Loan B repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Borrowing under the Term Loan B Facility shall be allowed after the initial such advance of the Term Loan B on the Closing Date.

            (ii) Not later than 1:00 P.M. New York time, on the Closing Date, each Term Loan B Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of its Pro Rata Term B Share of the Term Loan B available by wire transfer to the Administrative Agent. Such wire transfer shall be directed to the Administrative Agent at the Administrative Agent's Office and shall be in the form of Same Day Funds in Dollars. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, including without limitation the satisfaction of all applicable conditions in Sections 4.01 and 4.02, be made available to the Borrower by delivery of the proceeds thereof as shall be directed by the Responsible Officer of the Borrower and reasonably acceptable to the Administrative Agent. The initial Borrowing of the Term Loan B shall be a single Base Rate Segment, subject to Conversion after the Closing Date in accordance with a Term Loan Interest Rate Selection Notice delivered on the Closing Date pursuant to
      Section 4.01(a) (or, if no Term Loan Interest Rate Selection Notice is so delivered on the Closing Date, thereafter in accordance with Section 2.03).

      2.02 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make, Convert and Continue Revolving Loans to the Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Maturity Date; provided, however, that after giving effect to any Revolving Borrowing, (i) the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Revolving Credit Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Pro Rata Revolving Share of the aggregate Outstanding Amount of all L/C Obligations, plus such Revolving Lender's Pro Rata Revolving Share of the aggregate Outstanding Amount of all Swing Line Loans, shall not exceed such Revolving Lender's Revolving Credit Commitment. Within the limits of each Revolving Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this
Section 2.02, prepay under Section 2.06, and reborrow under this Section 2.02. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      2.03  BORROWINGS, CONVERSIONS AND CONTINUATIONS

      (a) Each Revolving Borrowing, each Term Loan A Borrowing, each Conversion of Revolving Loans or Segments of any Term Loan, and each Continuation of Revolving Loans or Segments of any Term Loan shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any Borrowing of, Conversion to or Continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of, or Conversion to, Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice (as to Revolving Borrowings or Term Loan A Borrowings) or Term Loan Interest Rate Selection Notice, appropriately completed and signed by a Responsible Officer (unless such Loan Notice is being delivered by a Swing Line Lender pursuant to Section 2.05(c) or by the Administrative Agent on behalf of the L/C Issuer pursuant to Section 2.04(c)(i)); provided that the lack of such prompt confirmation shall not affect the conclusiveness or binding effect of such telephonic notice. Each Borrowing of, Conversion to or Continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except that Term Loan A Borrowings shall be in a principal amount of $10,000,000 or a whole multiple of $5,000,000 thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or Conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except that Term Loan A Borrowings shall be in a principal amount of $10,000,000 or a whole multiple of $5,000,000 thereof. Each Loan Notice (whether telephonic or written) shall be substantially in the form of Exhibit A-1 attached hereto, and each Term Loan Interest Rate Selection Notice (whether telephonic or written) shall be substantially in the form of Exhibit A-2 attached hereto. If the Borrower fails to specify a Type of Revolving Loan or Term Loan A in a Loan Notice or if the Borrower fails to give a timely notice requesting a Conversion or Continuation, then the applicable Revolving Loans or Term Loan A shall, subject to the last sentence of this Section 2.03(a), be made or Continued as, or Converted to, Base Rate Loans. Any such automatic Conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect. If no timely notice of a Conversion or Continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic Conversion to Base Rate Loans. If the Borrower requests a Borrowing of, Conversion to, or Continuation of Eurodollar Rate Loans in any such Loan Notice or Term Loan Interest Rate Selection Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

      (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of its Pro Rata Revolving Share of the applicable Revolving Loans or Pro Rate Term A Share of the applicable Term Loan A, as the case may be. Each applicable Lender shall make the amount of its Revolving Loan or Term Loan A available to the Administrative Agent in Same Day Funds in Dollars at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

      (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans (including Segments) may be requested as, Converted into or Continued as Eurodollar Rate Loans without the consent of the Required Revolving Lenders, the Required Term Loan A Lenders, the Required Term Loan B Lenders or the Required Term Loan C Lenders, as applicable.

      (d) The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

      (e) After giving effect to all Revolving Borrowings, all Conversions of Revolving Loans from one Type to the other, and all Continuations of Revolving Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to Revolving Loans.

      (f) After giving effect to all Term Loan A Borrowings, all Conversions of Segments of the Term Loan A from one Type to the other, and all Continuations of Segments of the Term Loan A as the same Type, there shall not be more than three Interest Periods in effect with respect to Segments of the Term Loan A.

      (g) After giving effect to the Borrowing under the Term Loan B Facility, all Conversions of Segments of the Term Loan B from one Type to the other, and all Continuations of Segments of the Term Loan B as the same Type, there shall not be more than three Interest Periods in effect with respect to Segments of the Term Loan B.

      (h) After giving effect to the Borrowing under the Term Loan C Facility, all Conversions of Segments of the Term Loan C from one Type to the other, and all Continuations of Segments of the Term Loan C as the same Type, there shall not be more Interest Periods in effect with respect to Segments of the Term Loan C than shall be determined in accordance with Section 2.16 and set forth in the Supplemental Credit Documents.

      2.04  LETTERS OF CREDIT.

      (a)   The Letter of Credit Commitment.

            (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Lenders severally agree to risk participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Lender shall be obligated to risk participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Aggregate Revolving Credit Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Pro Rata Revolving Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender's Pro Rata Revolving Share of the Outstanding Amount of all Swing Line Loans, would exceed such Revolving Lender's Revolving Credit Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

            (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                  (B) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Revolving Lenders have approved such expiry date;

                  (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date;

                  (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                  (E) such Letter of Credit is in a face amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit.

            (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon, New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C

      Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

            (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted under Section 2.04(a)(i) in terms of any additional L/C Obligations created thereby, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender's Pro Rata Revolving Share times the amount of such Letter of Credit.

            (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the date twelve months after the date of renewal or the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. In no event shall the expiry date of any Auto-Renewal Letter of Credit after any renewal as described herein occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c)   Drawings and Reimbursements; Funding of Participations.

            (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars in Same Day Funds. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), such Revolving Lender's Pro Rata Revolving Share thereof and, in accordance with the following sentence, whether a Swing Line Borrowing or a Revolving Borrowing will be made to repay the Unreimbursed Amount or whether, pursuant to Section 2.04(c)(iii), an L/C Borrowing in the amount of the Unreimbursed Amount shall be deemed incurred by the Borrower and that each Revolving Lender shall participate in such L/C Borrowing in accordance with its Pro Rata Revolving Share. In such event, the Borrower shall be deemed to have requested a Swing Line Borrowing from either or both of the Swing Line Lenders as designated by the Administrative Agent, without regard to the minimum and multiples specified in Section 2.05 or
      Section 2.03, or, if the Unreimbursed Amount is greater than the amount available for Swing Line Borrowings under the Swing Line Sublimit, a Revolving Borrowing, without regard to the minimum and multiples specified
      Section 2.03, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, but subject, in each case, to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments, and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) shall constitute a notice under
      Section 2.05(b) or a Loan Notice, respectively, and may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) The applicable Swing Line Lender, if a Swing Line Borrowing can be made as determined by the Administrative Agent pursuant to Section 2.05(c)(i), shall make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to the Unreimbursed Amount, not later than 2:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent. In the event the Administrative Agent determines that a Swing Line Borrowing is not so available and its notice pursuant to
      Section 2.05(c)(i) indicates that in the alternative a Revolving Borrowing or an L/C Borrowing is to be made, each

      Revolving Lender (including the Lender acting as L/C Issuer) shall upon receipt of any notice from any such Administrative Agent pursuant to
      Section 2.04(c)(i) make funds in Dollars available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in the amount equal to its Pro Rata Revolving Share of the Unreimbursed Amount not later than 2:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received from either the Swing Line Lenders or the Revolving Lenders, as applicable, to the L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its risk participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its risk participation obligation in such L/C Borrowing under this Section 2.04.

            (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to Section 2.04(c)(ii) to reimburse the L/C Issuer for any Unreimbursed Amount drawn under any Letter of Credit or to fund its participation therein, as the case may be, interest in respect of such Revolving Lender's ratable share of such amount shall be solely for the account of the L/C Issuer.

            (v) Each Revolving Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in
      Section 4.02 (other than the delivery of a Loan Notice). Any such reimbursement with the proceeds of Revolving Loans or L/C Advances shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such

      Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Federal Funds Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d)   Repayment of Participations.

            (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Revolving Lender the ratable share of such payment in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) in respect of any drawing on any Letter of Credit is required to be returned (including pursuant to any settlement entered into by the Administrative Agent or the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Revolving Share of such amount on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect, and such payment by each Revolving Lender shall be deemed to be its L/C Advance in such amount pursuant to Section 2.04(c)(iii).

      (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

            (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

      The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, special, punitive or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date or the Revolving Credit Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the Outstanding Amount of all L/C Obligations plus the Letter of Credit fees payable with respect to such Letter of Credit (calculated at the Applicable Margin then in effect for the period from the date of such cash collateralization until the expiry date of such Letter of Credit).

      (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance shall apply to each commercial Letter of Credit.

      (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Revolving Share a Letter of Credit fee (for each day such Letter of Credit remains in effect) for each Letter of Credit equal to the Applicable Margin for Letter of Credit fees multiplied by the daily maximum amount available to be drawn under such Letter of Credit; provided that at all times while a Default Rate is in effect under Section 2.10(b), such Applicable Margin shall be increased by 2.0% per annum. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Margin during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee equal in an amount equal to 1/8 of 1% per annum on the daily maximum amount available to be drawn under each Letter of Credit, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

      (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

      2.05  SWING LINE LOANS.

      (a) The Swing Line. Subject to the terms and conditions set forth herein, each Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") in Dollars, to the Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Credit Maturity Date in an aggregate amount (for all Swing Line Loans of all Swing Lenders collectively) not to exceed the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the aggregate Outstanding Amount of Revolving Loans and Pro Rata Revolving Share of L/C Obligations of each Swing Line Lender in its capacity as a Revolving Lender, may exceed the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount of all Revolving Loans, Swing Loans and L/C Obligations shall not exceed the Aggregate Revolving Credit Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender other than the Swing Line Lenders, plus such Revolving Lender's Pro Rata Revolving Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender's Pro Rata Revolving Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender's Revolving Credit Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05; prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall bear interest at the applicable Swing Line Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from each Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender's Pro Rata Revolving Share times the amount of the Swing Line Loan.

      (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the applicable Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the applicable Swing Line Lender and the Administrative Agent not later than 12:00 noon, New York time on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and integral multiples of $25,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer. Promptly after receipt by the applicable Swing Line Lender of any telephonic Swing Line Loan Notice, such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the applicable Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m., New York time, on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.02, or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the applicable Swing Line Lender will, not later than 2:00 p.m., New York time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of such Swing Line Lender in Same Day Funds.

      (c)   Refinancing of Swing Line Loans.

            (i) Each Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), and the Borrower at any time may request, that a Revolving Loan be made in an amount equal to the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Revolving Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments, and the conditions set forth in Section 4.02. Each Revolving Lender shall make an amount equal to its Pro Rata Revolving Share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the applicable Swing Line Lender at the Administrative Agent's Office not later than 2:00 p.m., New York time, on the Business Day specified in such Loan Notice, whereupon, subject to
      Section 2.05 (c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received from the Revolving Lenders to the applicable Swing Line Lender.

            (ii) If for any reason any Revolving Borrowing cannot be requested in accordance with Section 2.05(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Borrowing, the Loan Notice submitted by the applicable Swing Line Lender shall be deemed to be a request by such Swing Line Lender that each of the Revolving Lenders fund its risk participation in the amount of the relevant Swing Line Loan and each Revolving Lender's payment to the Administrative Agent for the account of the applicable Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such risk participation in the amount of such Swing Line Loan.

            (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in
      Section 2.05(c)(i), the applicable Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the applicable Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
      (iii) shall be conclusive absent manifest error.

            (iv) Each Revolving Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section

      2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against either Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. Any such purchase of risk participations by each Revolving Lender from the applicable Swing Line Lender shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

      (d)   Repayment of Participations.

            (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute in Dollars to such Revolving Lender its ratable share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's risk participation was outstanding and funded).

            (ii) If any payment received by a Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender, each Revolving Lender shall pay to such Swing Line Lender in Dollars its Pro Rata Revolving Share of such amount on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand only upon the request of the applicable Swing Line Lender.

      (e) Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Revolving Loan or risk participation pursuant to this Section 2.05, interest in respect of such Lender's Pro Rata Revolving Share shall be solely for the account of the applicable Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender; provided that for purposes of computing the amount available for Revolving Borrowings, each Swing Line Loan will be deemed outstanding until the Administrative Agent receives notice from the applicable Swing Line Lender of repayment thereof.

      2.06  PREPAYMENTS.

      (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time on any Business Day, voluntarily prepay Revolving Loans in whole or in part from time to time on any Business Day without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 noon, New York time, (A) three

Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Revolving Lender of its receipt of each such notice, and of such Revolving Lender's ratable share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Revolving Lenders in accordance with their ratable shares.

      (b) In addition to the required payments of principal of the Term Loan A, Term Loan B and Term Loan C set forth in Section 2.09(c) and (d) and specified in the Supplemental Credit Documents, respectively, and any mandatory prepayments of principal of the Term Loan A, Term Loan B and Term Loan C effected under subsection (d) below or specified in the Supplemental Credit Documents, the Borrower may, upon notice to the Administrative Agent, voluntarily prepay any Term Loan in whole or in part from time to time on any Business Day, without penalty or premium; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 noon, New York time,
(A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one Business Day prior to the date of prepayment of Base Rate Loans, (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or in the entire remaining principal balance of the Term Loan A or Term Loan B or Term Loan C, as applicable); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or in the entire remaining principal balance of the Term Loan A or Term Loan B or Term Loan C, as applicable). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Segment to be prepaid. The Responsible Officer of the Borrower shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not affect the validity of such telephonic notice. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's ratable share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. All prepayments under this Section 2.06(b) of principal shall first be applied to installments of principal of the Term Loan A in scheduled order of their maturities and then, upon payment in full of all Outstanding Amounts under the Term Loan A, to installments of principal of the Term Loan B in scheduled order of their maturities. Notwithstanding the foregoing provisions of this Section 2.06(b), in the event of the issuance of Term Loan C in accordance with the provisions of Section 2.16, the order and amounts of the application of prepayments to the Term Loans as herein provided shall be adjusted, without further action or consent of the Lenders (notwithstanding anything to the contrary contained in Section 10.01), to accommodate optional prepayments of Term Loan C as shall be specified in the Supplemental Credit Documents. Each such prepayment shall be applied to the Segments of the Lenders in accordance with their respective Pro Rata Term A Shares or Pro Rata Term B Shares or Pro Rata Term C Shares, as applicable.

      (c) If for any reason the Outstanding Amount of all Revolving Loans and L/C Obligations at any time exceeds the Aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations, as it shall select, in an aggregate amount equal to such excess.

      (d) In addition to the required payments of principal of the Term Loans set forth in Section 2.09(c) and (d) and any optional payments of principal of the Term Loans and the Revolving Loans effected under subsections (a) and (b) above, the Borrower shall make the following required prepayments of the Term Loans and the Revolving Loans, each such payment to be made to the Administrative Agent for the benefit of the Lenders within the time period specified below:

            (i) In the event that the Total Leverage Ratio is greater than or equal to 4.00 to 1.00 as of the end of any fiscal year of the Borrower and its Subsidiaries, beginning with the fiscal year ending December 31, 2002, the Borrower shall make a prepayment in an amount equal to fifty percent (50%) of the amount of Excess Cash Flow for such fiscal year, each such prepayment to be made on the date the audited, annual financial statements of the Borrower and its Subsidiaries for such fiscal year are required to be delivered (or if earlier, the date such financial statements are delivered) pursuant to Section 6.01(a), which payment shall be accompanied by a certificate of a Responsible Officer of the Borrower (which may be incorporated within the certificate regarding compliance with certain covenants otherwise required to be delivered under Section 6.02(b)) setting forth in reasonable detail the calculations utilized in computing Excess Cash Flow for such fiscal year and the amount of such prepayment.

            (ii) The Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment with respect to each private or public offering of Equity Securities of the Borrower or any Subsidiary (other than Equity Securities issued to the Borrower or a Guarantor) in an amount equal to one hundred percent (100%) of the Net Proceeds of each issuance of Equity Securities of the Borrower or any Subsidiary, each such prepayment to be made within ten (10) Business Days of receipt of such proceeds and upon not less than five (5) Business Days' prior written notice to the Administrative Agent, which notice shall include a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the calculations utilized in computing the Net Proceeds of such issuance and the amount of such prepayment.

            (iii) The Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the Net Proceeds from each Disposition other than Dispositions permitted under Section 7.05(a), (b), (c), (d), (e) and (f), each such prepayment to be made within ten (10) Business Days of receipt of the Net Proceeds thereof and upon not less than five (5) Business Days' prior written notice to the Administrative Agent, which notice shall include a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the calculations utilized in computing the Net Proceeds of such issuance and the amount of such prepayment; provided, that despite the application of this Section 2.06(d)(iii) to any

      Disposition that is not otherwise permitted under this Agreement, nothing in this Section 2.06(d)(iii) shall be deemed to permit any Disposition not expressly permitted under this Agreement or to constitute a waiver or cure of any Default or Event of Default that arises as a result of a Disposition that is not permitted under this Agreement.

            (iv) In the event that the Net Proceeds received from insurance carried with respect to the Collateral pursuant to this Credit Agreement and the Security Agreement and the other Loan Documents are not completely and fully utilized for the repair or replacement of Collateral as provided in the Security Agreement or any other applicable Loan Document, the Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the Net Proceeds received with respect to such insurance that is not so utilized; each such prepayment to be made within the time period set forth in the applicable Loan Document and upon written notice to the Administrative Agent, which notice shall include a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the calculations utilized in computing the Net Proceeds of such insurance and the amount of such prepayment; provided that each fiscal year the Borrower and its Subsidiaries may retain up to an aggregate of $1,000,000 of Net Proceeds of insurance that would otherwise be required to be paid to the Lenders pursuant to this Section 2.06(d)(iv).

      Prepayments made under this Section 2.06(d) shall be applied pro rata to repay Outstanding Amounts of the Term Loan A, the Term Loan B and the Outstanding Amount under the Revolving Credit Facility, with (A) a permanent reduction in the Aggregate Revolving Credit Commitment in the amount of such prepayment with respect to the Revolving Credit Facility required under this
Section 2.06(d), notwithstanding the Outstanding Amount under the Revolving Credit Facility, and corresponding permanent reductions in each Revolving Lender's Revolving Credit Commitment (such reductions in the Aggregate Revolving Credit Commitments to be credited against scheduled reductions of the Aggregate Revolving Credit Commitments specified in Section 2.08 in inverse order of occurrence) and (B) in the event such prepayment occurs prior to the Term Loan A Advance Expiration Date, a permanent reduction in the Aggregate Term Loan A Commitments in the amount of such prepayment of the Term Loan A required under this Section 2.06(d), and corresponding reductions in each Term Loan A Lender's Term Loan A. Each prepayment of Term Loan A and Term Loan B required under this
Section 2.06(d) shall be applied to installments in inverse order of maturity. Notwithstanding the foregoing provisions of this Section 2.06, in the event of the issuance of Term Loan C in accordance with the provisions of Section 2.16, the order and amounts of the application of prepayments to the Term Loans as herein provided shall be adjusted, without further action or consent of the Lenders (notwithstanding anything to the contrary contained in Section 10.01), to accommodate mandatory prepayments of Term Loan C as shall be specified in the Supplemental Credit Documents.

      2.07 REDUCTION OR TERMINATION OF REVOLVING CREDIT COMMITMENTS AND TERM LOAN A COMMITMENTS.

      (a) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments, or permanently reduce the Aggregate Revolving Credit Commitments to an amount not less than the then aggregate Outstanding Amount of all Revolving Loans and L/C Obligations and Swing Line Loans; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., New York time, five Business Days prior to the date of termination or reduction, and
(ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Revolving Lenders of any such notice of reduction or termination of the Aggregate Revolving Credit Commitments. Once reduced in accordance with this Section 2.07(a), the Aggregate Revolving Credit Commitments may not be increased. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Lender according to its Pro Rata Revolving Share and shall be credited against scheduled reductions of the Aggregate Revolving Credit Commitments specified in Section 2.08 in inverse order of occurrence. All commitment fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.

      (b) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Term Loan A Commitments, or permanently reduce any unused portion of the Aggregate Term Loan A Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., New York time, five Business Days prior to the date of termination or reduction, and
(ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Term Loan A Lenders of any such notice of reduction or termination of the Aggregate Term Loan A Commitments. Once reduced in accordance with this Section 2.07(b), the Aggregate Term Loan A Commitments may not be increased. Any reduction of the Aggregate Term Loan A Commitments shall be applied to the Term Loan A Commitment of each Term Loan A Lender according to its Pro Rata Term A Share. All commitment fees accrued until the effective date of any termination of the Aggregate Term Loan A Commitments shall be paid on the effective date of such termination.

      2.08 SCHEDULED REDUCTIONS OF REVOLVING CREDIT COMMITMENTS. In addition to reductions set forth in Section 2.06, the Aggregate Revolving Credit Commitments shall be permanently reduced on the dates and in the percentages of the Aggregate Revolving Credit Commitments (the Dollar amount resulting from the application of such percentages to be determined based upon the Aggregate Revolving Credit Commitments prior to giving effect to any optional or mandatory reductions effected under Sections 2.06 or 2.07 or any prior reduction under this Section 2.08) set forth below:

                      DATE                      PERCENTAGE
                      ----                      ----------
                 June 30, 2002                     0.000%
               September 30, 2002                  0.000%
               December 31, 2002                   0.000%
                 March 30, 2003                    0.000%
                 June 30, 2003                     0.000%
               September 30, 2003                  0.000%
               December 31, 2003                   0.000%
                 March 30, 2004                    0.000%
                 June 30, 2004                     0.000%
               September 30, 2004                  1.250%
               December 31, 2004                   1.250%

                 March 30, 2005                    1.250%
                 June 30, 2005                     1.250%
               September 30, 2005                  3.750%
               December 31, 2005                   3.750%
                 March 30, 2006                    3.750%
                 June 30, 2006                     3.750%
               September 30, 2006                  6.250%
               December 31, 2006                   6.250%
                 March 30, 2007                    6.250%
                 June 30, 2007                     6.250%
               September 30, 2007                  6.875%
               December 31, 2007                   6.875%
                 March 30, 2008                    6.875%
                 June 30, 2008                     6.875%
               September 30, 2008                  6.875%
               December 31, 2008                   6.875%
                 March 30, 2009                    6.875%
         Revolving Credit Maturity Date    Remaining Aggregate
                                             Revolving Credit
                                               Commitments

Any such reduction of the Aggregate Revolving Credit Commitments shall be applied to each Revolving Lender's Revolving Credit Commitment according to its Pro Rata Revolving Share of such reduction. If at the time of any such reduction the aggregate Outstanding Amounts of the Revolving Loans, Swing Line Loans and L/C Obligations exceeds the Aggregate Revolving Credit Commitments, the Borrower shall make a prepayment in an amount equal to such excess.

      2.09  REPAYMENT OF LOANS.

      (a) The Borrower shall repay to the Revolving Lenders on the Revolving Credit Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

      (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) demand (by telephonic or written notice) by the Administrative Agent and (ii) the Revolving Credit Maturity Date.

      (c) The Borrower shall repay the principal amount of the Term Loan A in twenty-eight (28) consecutive quarterly installments on the dates and in the percentages of the Term Loan A Amortization Amount set forth below, subject to adjustments for prepayments made pursuant to Section 2.06:

                                    PERCENTAGE OF THE TERM LOAN A
                  DATE                   AMORTIZATION AMOUNT
                  ----                   -------------------
             June 30, 2002                     0.000%
           September 30, 2002                  0.000%
           December 31, 2002                   0.000%
             March 30, 2003                    0.000%
             June 30, 2003                     0.000%
           September 30, 2003                  0.000%
           December 31, 2003                   0.000%
             March 30, 2004                    0.000%
             June 30, 2004                     0.000%
           September 30, 2004                  1.250%
           December 31, 2004                   1.250%
             March 30, 2005                    1.250%
             June 30, 2005                     1.250%
           September 30, 2005                  3.750%
           December 31, 2005                   3.750%
             March 30, 2006                    3.750%
             June 30, 2006                     3.750%
           September 30, 2006                  6.250%
           December 31, 2006                   6.250%
             March 30, 2007                    6.250%
             June 30, 2007                     6.250%
           September 30, 2007                  6.875%
           December 31, 2007                   6.875%
             March 30, 2008                    6.875%
             June 30, 2008                     6.875%
           September 30, 2008                  6.875%
           December 31, 2008                   6.875%
             March 30, 2009                    6.875%
       Term Loan A Maturity Date      All remaining Outstanding
                                    Amounts under the Term Loan A

      The Dollar amount of each installment of the Term Loan A as required herein resulting from the application of such percentages shall be determined by the Outstanding Amount of the Term Loan A on such date, prior to giving effect to any optional or mandatory reduction effected under Sections 2.06 or 2.07 or any prior reduction under this Section 2.09.

      (d) The Borrower shall repay the principal amount of the Term Loan B in twenty-eight (28) consecutive quarterly installments on the dates and in the amounts set forth below, subject to adjustments for prepayments made pursuant to
Section 2.06:

                      DATE                        AMOUNT
                      ----                        ------
               September 30, 2002                $187,500
               December 31, 2002                 $187,500
                 March 30, 2003                  $187,500
                 June 30, 2003                   $187,500
               September 30, 2003                $187,500
               December 31, 2003                 $187,500
                 March 30, 2004                  $187,500

                 June 30, 2004                   $187,500
               September 30, 2004                $187,500
               December 31, 2004                 $187,500
                 March 30, 2005                  $187,500
                 June 30, 2005                   $187,500
               September 30, 2005                $187,500
               December 31, 2005                 $187,500
                 March 30, 2006                  $187,500
                 June 30, 2006                   $187,500
               September 30, 2006                $187,500
               December 31, 2006                 $187,500
                 March 30, 2007                  $187,500
                 June 30, 2007                   $187,500
               September 30, 2007                $187,500
               December 31, 2007                 $187,500
                 March 30, 2008                  $187,500
                 June 30, 2008                   $187,500
               September 30, 2008                $187,500
               December 31, 2008                 $187,500
                 March 30, 2009                  $187,500
                 June 30, 2009                   $187,500
               September 30, 2009                $187,500
           Term Loan B Maturity Date    The Outstanding Amount of
                                             the Term Loan B

      (e) The Borrower shall repay the principal amount of the Term Loan C as provided in the Supplemental Credit Documents by the Borrower and the Administrative Agent.

      2.10  INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the applicable Swing Line Base Rate.

      (b) If any amount payable by the Borrower under any Loan Document is not paid when due, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, while any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest to the fullest extent permitted by applicable Law) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.11  FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.04:

      (a)   Commitment Fees. The Borrower shall pay to the Administrative Agent
(i) at all times prior to the Commitment Fee Termination Date with respect to the Revolving Credit Facility, for the account of each Revolving Lender in accordance with its Pro Rata Revolving Share, a commitment fee equal to the Commitment Fee Percentage then in effect times the excess of the actual daily amount of the Aggregate Revolving Credit Commitments over the Outstanding Amount of Revolving Loans and L/C Obligations, and (ii) at all times prior to the Commitment Fee Termination Date with respect to the Term Loan A Facility, for the account of each Term Loan A Lender in accordance with its Pro Rata Term A Share, a commitment fee equal to the Commitment Fee Percentage then in effect times the excess of the actual daily amount of the Aggregate Term Loan A Commitments over the Outstanding Amount of the Term Loan A. The respective commitment fees above shall accrue at all times from the Closing Date until the Commitment Fee Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Commitment Fee Termination Date. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

      (b) Arrangement and Agent Fees. (i) The Borrower shall pay an arrangement fee to each Arranger for such Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated April 22, 2002 (the "Agent/Arranger Fee Letter"), among the Borrower, the Arrangers, the Administrative Agent and the Syndication Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

      (c) Lenders' Upfront Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective share (computed as if the Borrowing of the entire Term Loan A and the Term Loan B pursuant to Section 2.01 had occurred), an upfront fee in a mutually agreeable amount. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever. Any upfront fee payable with respect to the Term Loan C shall be set forth in the Supplemental Credit Documents.

      2.12 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans determined by reference to the Bank of America prime rate or the National City prime rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each

Loan for the day on which the Loan is made, and, subject to Section 2.14(a), shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

      2.13  EVIDENCE OF DEBT.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans shall be evidenced by a Revolving Loan Note, a Term Loan A Note, a Term Loan B Note, a Term Loan C Note and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

      (b)   In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent, in the absence of manifest error, shall control.

      2.14  PAYMENTS GENERALLY.

      (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m., New York time, on the date specified herein. The Administrative Agent will promptly distribute to each such Lender its ratable share of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m., New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall in each case continue to accrue.

      (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney's fees and legal expenses pertaining thereto, (ii) second toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (iii) third, toward repayment of interest, fees, indemnification amounts and other obligations and liabilities (other than repayment of principal, L/C Borrowings or amounts payable under Related Swap Contracts) then due hereunder or under any other Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of interest, fees, indemnification amounts and such other obligations and liabilities then due to such parties, and (iv) fourth, toward repayment of principal and L/C Borrowings then due hereunder (the "Principal Obligations") ratably among the parties entitled thereto in accordance with the amounts of principal (including by reason of the purchase of risk participations in Swing Line Loans) and L/C Borrowings then due to such parties; provided, however, that if the Loans outstanding hereunder shall have been declared or otherwise become immediately due and payable pursuant to Section 8.02, then amounts available for distribution under this clause (iv) arising from payments under the Guaranty or the realization on Collateral pursuant to the Security Instruments shall be distributed ratably to (x) the repayment of the Principal Obligations (to be applied ratably among the parties entitled thereto in accordance with the amounts of principal (including by reason of the purchase of risk participations in Swing Line Loans) and L/C Borrowings then due to such parties) and (y) the payment of Swap Termination Values owing to any Lender or any Affiliate of any Lender arising under Related Swap Contracts that shall have been terminated and as to which the Administrative Agent shall have received notice of such termination and the Swap Termination Value thereof from the applicable Lender or Affiliate of a Lender.

      (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

            (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds, at the applicable Federal Funds Rate from time to time in effect; and

            (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the

      Administrative Agent (the "Compensation Period") at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment or its obligation to fund its Pro Rata Term A Share of the Term Loan A, its Pro Rata Term B Share of the Term Loan B or its Pro Rata Term C Share of the Term Loan C or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

      (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent, except to the extent such funds do not constitute the funding of a risk participation under Article II, shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (f) The obligations of the Lenders hereunder to make Revolving Loans, to fund their respective shares of the Term Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Revolving Loan, to fund its share of the Term Loans or to fund any participations in Letters of Credit and Swing Line Loans on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to fund its share of any Term Loan or to purchase its participations in Letters of Credit and Swing Line Loans.

      (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.15 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Loans or portion of the Term Loans made by it or the risk participations in L/C Obligations or in Swing Line Loans held by it (but not including any amounts applied by a Swing Line Lender to outstanding Swing Line Loans prior to the funding of risk participations therein), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders such risk participations in the applicable Revolving Loans and/or portion of the applicable Term Loans made by them and/or such subparticipations in the risk participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Loans, Term Loans or such risk participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion), such purchase shall to that extent be rescinded and each other applicable Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a risk participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off), but subject to Section 10.09 with respect to such risk participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such risk participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of risk participations purchased under this Section and will in each case notify the applicable Lenders following any such purchases or repayments. Each Lender that purchases a risk participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

      2.16 DISCRETIONARY INCREASE IN AGGREGATE REVOLVING CREDIT COMMITMENT AND/OR TERM LOAN C FACILITY

      (a) Aggregate Revolving Credit Commitments Increase and Term Loan C Facility. So long as (I) no Default or Event of Default under the Loan Documents then exists or would arise as a result of any Discretionary Commitment or Borrowing under a Discretionary Facility, (II) the Borrower is in pro forma compliance with the terms of Section 7.12 both before and after giving effect to any Discretionary Commitment and (III) the representations and warranties of the Borrower and each other Loan Party contained in Article V and in all other Loan Documents are true and correct (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date), then subject to the terms and conditions of this Section 2.16, on and after the Closing Date but prior to May 15, 2004, the Borrower may request, from time to time, but not more than twice with respect to any Aggregate Revolving Credit Commitments Increase and only one time with respect to the Term Loan C Facility, that Lenders and New Lenders make one or more Discretionary Commitments in an aggregate principal amount (for all requests of all Discretionary Commitments) not to exceed the then available Maximum Discretionary Commitment under one or both of the following:

            (i) an Aggregate Revolving Credit Commitments Increase pursuant to which the Aggregate Revolving Credit Commitments may be increased by one or more Lenders (either existing Lenders or, pursuant to Section 2.16(d), New Lenders) committing to such Aggregate Revolving Credit Commitments Increase, so long as (A) one or more

      Lenders (either existing Lenders or, pursuant to Section 2.16(d), New Lenders) commit to the entire amount of each such Aggregate Revolving Credit Commitments Increase in accordance with the procedures set forth in Sections 2.16(b), (c), (d) and (e) hereof; (B) on the date the Discretionary Commitments for each such Aggregate Revolving Credit Commitments Increase are effective, the sum of all Aggregate Revolving Credit Commitments Increases and the Outstanding Amount of the Term Loan C Facility does not exceed the Maximum Discretionary Commitment; (C) the Borrower shall not have requested a voluntary reduction of the Aggregate Revolving Credit Commitments in accordance with Section 2.07; and (D) the Aggregate Revolving Credit Commitments Increase must be in a minimum principal amount of $25,000,000 or an increment of $10,000,000 in excess thereof; and

            (ii) a Term Loan C Facility pursuant to which a Term Loan C may be made by one or more Lenders (either existing Lenders or, pursuant to Section 2.16(d), New Lenders) committing to the entire amount of such Term Loan C Facility, so long as

                  (A) one or more Lenders (either existing Lenders or, pursuant to Sections 2.16(d), New Lenders) commit to such Term Loan C Facility in accordance with the procedures set forth in Sections 2.16(b), (c), (d) and (e);

                  (B) on the date the Discretionary Commitments for such Term Loan C Facility are effective and on the date of the Borrowing of the Term Loan C thereunder, the sum of all Aggregate Revolving Credit Commitments Increase and the Outstanding Amount of the Term Loan C Facility does not exceed the Maximum Discretionary Commitment;

                  (C) such Term Loan C shall terminate on a date not earlier than the later of the Term Loan A Maturity Date and the Term Loan B Maturity Date as specified in the applicable Supplemental Credit Documents;

                  (D) the Borrowings of the Term Loan C shall be Eurodollar Rate Borrowings or Base Rate Borrowings with an Applicable Margin to be specified in the Supplemental Credit Documents for such Term Loan C; provided that the Applicable Margin shall not be more than 0.50% greater than the Applicable Margin applicable to (x) the Term Loan A Facility if the Term Loan C Facility is structured substantially similar to the Term Loan A Facility, as determined by the Arrangers, or (y) the Term Loan B Facility if the Term Loan C Facility is structured substantially similar to the Term Loan B Facility, as determined by the Arrangers; provided further, that, following the request of the Borrower for a Discretionary Commitment, in the event the Applicable Margin required successfully to arrange the Term Loan C Facility is more than 0.50% greater than the Applicable Margin as applicable under (x) or (y) above, then (I) the Applicable Margin with respect to the Term Loan A Facility, if (x) above applies, and also for the Revolving Credit Facility if for the Term Loan A Facility, or the Applicable Margin with respect to the Term Loan B Facility if (y) above applies, shall be increased (the amount of such increase being the "Corresponding Applicable Margin Increase Amount") at the sole discretion of the Administrative Agent in order to maintain, after giving effect to such increase, such 0.50% margin between the Applicable Margin for the Term Loan C Facility and the Applicable Margin for the Term Loan A Facility (and also for the Revolving Credit Facility if for the Term Loan A Facility) or Term Loan B Facility, as applicable under (x) and (y) above, (II) in the event the Applicable Margin for the Term Loan A Facility and the Revolving Credit Facility is increased pursuant to (I) above, the Applicable Margin for the Term Loan B Facility shall also be increased by the Corresponding Applicable Margin Increase Amount, and (III) in the event the Applicable Margin for the Term Loan B Facility is increased pursuant to (I) above, the Applicable Margin for the Term Loan A Facility and the Revolving Credit Facility shall also be increased by the Corresponding Applicable Margin Increase Amount; and

                  (E) the Borrowing under the Term Loan C shall be amortized in accordance with an amortization schedule specified in the applicable Supplemental Credit Documents; provided that the scheduled amortization of any Outstanding Amount under the Term Loan C must provide for a Weighted Average Life to Maturity for the Term Loan C that is equal to or longer than the Weighted Average Life to Maturity for both the Term Loan A and the Term Loan B (determined as of the date such Borrowing of the Term Loan C is made).

No Lender shall be obligated to commit, or to agree to commit, to any request for Discretionary Commitments, which commitment shall only be made and evidenced in accordance with the procedures set forth in Section 2.16(c).

      (b) Discretionary Commitment Requests. Subject to the terms and conditions of this Section 2.16, on and after the Closing Date but prior to May 15, 2004, the Borrower may request from time to time that Lenders and, if determined by the Borrower, one or more other financial institutions that would qualify as Eligible Assignees (as used in this Section 2.16, upon its commitment to a Discretionary Facility in accordance with the terms hereof, a "New Lender") make one or more Discretionary Commitments in an aggregate principal amount not to exceed the then available Maximum Discretionary Commitment. The request by the Borrower for a Discretionary Commitment pursuant to Section 2.16 shall be made by the Borrower giving written notice thereof to the Administrative Agent (a "Discretionary Commitment Request"), (i) specifying the Discretionary Facility (either a Term Loan C Facility or an Aggregate Revolving Credit Commitments Increase) under which such Discretionary Commitment is requested;
(ii) specifying the amount of the requested aggregate Discretionary Commitments (which amount shall be no less than $25,000,000 or a greater integral multiple of $10,000,000 or such lesser amount as may be available under the Maximum Discretionary Commitment); (iii) designating the date on which the proposed aggregate Discretionary Commitments are to be effective and the date by which each Discretionary Commitment Notice is due from any Lender or New Lender; and
(iv) identifying the existing Lenders and New Lenders to whom a Discretionary Commitment Request is to be sent by the Administrative Agent. Upon receipt of any such Discretionary Commitment Request and such other information as the Administrative Agent shall reasonably request in connection therewith, the Administrative Agent shall promptly notify and deliver to the Lenders and prospective New Lenders such Discretionary Commitment Request and all such other information and shall request commitments from Lenders and prospective New Lenders with respect thereto, which request shall be made within 10 Business

Days after receipt of all such information by the Administrative Agent. No Lender shall be obligated to make any Discretionary Commitment requested thereof pursuant to any Discretionary Commitment Request.

      (c) Commitments. Within thirty (30) calendar days after receipt of a Discretionary Commitment Request (or such lesser period of time as set forth in such Discretionary Commitment Request, but in no event less than 15 calendar days), each Lender and each prospective New Lender making a Discretionary Commitment in response to the Discretionary Commitment Request shall notify the Administrative Agent and the Borrower of the maximum amount of its proposed Discretionary Commitment (such notice being a "Discretionary Commitment Notice"), which shall not be less than $1,000,000 and shall, if greater, be in $1,000,000 increments in excess thereof. Thereafter, after consultation with the Borrower, the Administrative Agent shall advise each Lender and New Lender submitting a Discretionary Commitment Notice of such Lender's allocated Discretionary Commitment, which in the aggregate shall not be greater than the maximum amount thereof set forth in such Lender's Discretionary Commitment Notice, and the date upon which such Discretionary Commitment shall be effective (the "Discretionary Commitment Effective Date"); provided, however, that the Discretionary Commitment Effective Date shall (i) be on or prior to May 15, 2004, (ii) not be earlier than the date thereof set forth in the Discretionary Commitment Request, and (iii) not be less than 15 calendar days after all the amendments referred to in Section 2.16(e) below and all Supplemental Credit Documents shall have been delivered to the Administrative Agent for its review.

      (d) Amendments; New Lenders. Each addition of a New Lender and each Discretionary Commitment of an existing Lender, shall be effected by the Supplemental Credit Documents pursuant to Section 2.16(e) below and an amendment that is executed without regard to Section 10.01 by the Borrower, the Administrative Agent, and such New Lender or existing Lender to revise Schedule 1.01(a) to reflect the addition and Discretionary Commitment of each New Lender and the Discretionary Commitment of each existing Lender, and to make corresponding revisions to the terms hereof as may be necessary for the administration of the Term Loan C Facility, if applicable, subject in each case to Section 10.01 in the event any such amendment directly affects any other Lender. Each New Lender providing a Discretionary Commitment shall be a "Lender" for all purposes hereunder with respect to the Discretionary Facility, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents.

      (e) Supplemental Credit Documents. Each Discretionary Facility (i) will be subject to the terms and conditions of this Agreement and (ii) will be secured and guaranteed by the Security Instruments and the Guaranty. The Discretionary Commitment of each Lender will be subject, among other things, to
(A) such Lender obtaining agreement with the Borrower as to all applicable fees payable in respect of its Discretionary Commitment (which, with respect to any Aggregate Revolving Credit Commitments Increase, shall be the same as the fees set forth herein with respect to the Revolving Credit Facility other than the fees referred to in Section 2.11(b) or (c)), (B) execution and delivery of all necessary amendments referred to in Section 2.16(d), (C) if requested by any Discretionary Facility Lender, the results of a Lien search and title update with respect to the property of the Borrower and the Guarantors that is Collateral with results satisfactory to such Discretionary Facility Lender, and
(D) the execution and delivery by the

Loan Parties and each Lender party to the respective Discretionary Facility, as appropriate, and the Administrative Agent of all documents reasonably requested by such Lenders to evidence and effect the applicable Discretionary Facility, including, without limitation, a supplement to this Agreement memorializing, among other things, the amount of the Discretionary Commitment, the Lenders with respect to the Discretionary Facility (the "Discretionary Facility Lenders"), the respective Discretionary Commitment of each such Discretionary Facility Lenders, all fees payable in connection therewith, the Discretionary Commitment Effective Date for such Discretionary Facility, and such representations and warranties of such Discretionary Facility Lender that is a New Lender as required of an Eligible Assignee in the Assignment and Assumption, and solely with respect to the Term Loan C, the scheduled principal amortization, any optional or mandatory repayments, the applicable interest rates, number of interest periods (which shall not exceed three), the Term Loan C Maturity Date and any additional fee payable to the Administrative Agent with respect to the administration of a Discretionary Facility (collectively, the "Supplemental Credit Documents"), which Supplemental Credit Documents shall be acceptable to the Administrative Agent. As a condition precedent to any Discretionary Facility, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Discretionary Commitment Effective Date (in sufficient copies for each Discretionary Facility Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Discretionary Facility, and (ii) certifying that, before and after giving effect to such Discretionary Facility, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Discretionary Commitment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists. If the Discretionary Facility is an increase in the Aggregate Revolving Credit Commitment, the Borrower shall prepay any Revolving Loans outstanding on the Discretionary Commitment Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Pro Rata Revolving Shares arising from any nonratable increase in the Revolving Credit Commitments under this Section.

      (f) Discretionary Commitments and Borrowings. With respect to each Discretionary Commitment and subject to the terms and conditions of the Loan Documents and the applicable Supplemental Credit Documents for such Discretionary Facility, each Lender having a Discretionary Commitment for the applicable Discretionary Facility, severally, but not jointly, agrees to make Revolving Loans or a Term Loan C, as applicable, to the Borrower in an aggregate principal amount at any time outstanding not in excess of its Discretionary Commitment. Revolving Loans shall be made subject to the terms and conditions set forth in this Article II for all Revolving Loans. The Term Loan C shall be advanced by the applicable Discretionary Facility Lenders to the Borrower pursuant to subsection (g) below and the Supplemental Credit Documents.

      (g)   Term Loan C.

            (i) Subject to the terms and conditions of this Agreement, each Discretionary Facility Lender severally agrees to make an advance of its Discretionary Commitment of the Term Loan C to the Borrower on the Discretionary Commitment Effective Date. The principal amount of each Segment of the Term Loan C outstanding hereunder from time to time shall bear interest and the Term Loan C shall be repayable as provided herein and in the Supplemental Credit Documents. No amount of the Term Loan C repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Borrowing under the Term Loan C Facility shall be allowed after the initial such advance of the Term Loan C on the Discretionary Commitment Effective Date.

            (ii) Not later than 1:00 P.M. New York time, on the Discretionary Commitment Effective Date, each Discretionary Facility Lender shall, pursuant to the terms and subject to the conditions of this Agreement, as amended in accordance with Section 2.16(d) and the Supplemental Credit Documents, make the amount of its Discretionary Commitment of the Term Loan C available by wire transfer to the Administrative Agent. Such wire transfer shall be directed to the Administrative Agent at the Administrative Agent's Office and shall be in the form of Same Day Funds in Dollars. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, including without limitation the satisfaction of all applicable conditions in Section 4.02, be made available to the Borrower by delivery of the proceeds thereof as shall be directed by the Responsible Officer of the Borrower and reasonably acceptable to the Administrative Agent. The initial Borrowing of the Term Loan C shall be a single Base Rate Segment, subject to Conversion after the Discretionary Commitment Effective Date in accordance with a Term Loan Interest Rate Selection Notice delivered on the Discretionary Commitment Effective Date (or, if no Term Loan Interest Rate Selection Notice is so delivered on the Discretionary Commitment Effective Date, thereafter in accordance with Section 2.03).


                                  ARTICLE II A

                                    SECURITY

      2A.01 SECURITY. As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Secured Parties a duly perfected first priority security interest in all Collateral (including all Required Property) subject to no prior Lien or other encumbrance or restriction on transfer, except as expressly permitted hereunder. Without limiting the foregoing, on the Closing Date the Borrower shall deliver, and shall cause each Guarantor to deliver to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) a Mortgage with respect to each parcel of Required Property, (b) the Pledge Agreement which shall pledge to the Administrative Agent for the benefit of the Secured Parties the Pledged Interests of each Subsidiary, and, if such Pledged Interests are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (c) the Security Agreement and the IP Security

Agreement, (d) Uniform Commercial Code financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Secured Parties on the Pledged Interests and all other Collateral, and (e) documents in form, substance and number as requested by the Administrative Agent for filing with the Federal Patent and Trademark Office, the Federal Copyright Office, or such other places as requested by the Administrative Agent, reflecting the Lien in favor of the Secured Parties in the Intellectual Property. In addition, and without limiting the foregoing, the Borrower shall take and cause the Guarantors to take such further action, and deliver or cause to be delivered such further documents, as required by the Security Instruments or otherwise as the Administrative Agent may request to effect the transactions contemplated by this Article IIA and each of the Security Instruments. The Borrower shall also, and shall cause each Subsidiary to also, pledge to the Administrative Agent for the benefit of the Secured Parties (and as appropriate to reaffirm its prior pledge of) all of the Pledged Interests of any Subsidiary acquired or created after the Closing Date, or otherwise acquired by any Subsidiary and not theretofore pledged to the Administrative Agent for the benefit of the Secured Parties, and to deliver to the Administrative Agent all of the documents and instruments in connection therewith as are required pursuant to the terms of Section 6.14 and of the Security Instruments.

      2A.02 FURTHER ASSURANCES. At the request of the Administrative Agent from time to time, the Borrower will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Administrative Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including without limitation all leased locations, bailees, warehousemen and third party processors. In addition to the foregoing, at the request of the Administrative Agent from time to time, the Borrower will or will cause any other applicable Loan Party, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, a Mortgage with respect to any Required Property on which a Mortgage has not previously been granted, along with a title update with respect to such Required Property with results satisfactory to the Administrative Agent in its reasonable discretion. The Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Loan Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Loan Party as "debtor" and the Administrative Agent as "secured party", and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

      2A.03 INFORMATION REGARDING COLLATERAL. The Borrower represents, warrants and covenants that:

      (a) the exact legal name, jurisdiction of formation and chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a

"Grantor") at the Closing Date, along with each location in which goods constituting Collateral (other than locations at which the amount of such goods is de minimis and which, when aggregated with all other such locations, the aggregate amount of such goods is immaterial) are currently located, whether owned, leased or third-party locations (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), are specified on Schedule 2A.03;

      (b)   other than as provided in (a) above, with respect to each Grantor
Schedule 2A.03 contains a true and complete list of (i) each exact legal name, jurisdiction of formation, and each location of the chief executive office of such Grantor at any time since April 1, 1997, (ii) each location owned or leased by a Grantor in which goods constituting Collateral are or have been located since April 1, 2001 (together with the name of each owner of the property located at such address if not the applicable Grantor), and (iii) each trade name, trademark or other trade style used by such Grantor since April 1, 2001 and the purposes for which it was used; and

      (c) with respect to each Person (other than a Grantor) that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since April 1, 1997 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller),
Schedule 2A.03 contains a true and complete list of the exact legal name, jurisdiction of formation and each address of each such Person at the time such merger, consolidation, contribution or transfer occurred.

The Borrower further covenants that it shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days' prior written notice to the Administrative Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Administrative Agent in Collateral.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01  TAXES.

      (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

      (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection
(d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

      3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans as it would otherwise be obligated hereunder to make, maintain or fund, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable Eurodollar interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation existing hereunder of such Lender to make or Continue Eurodollar Rate Loans or to Convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), at the option of the Borrower, prepay or, if applicable, Convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent or the Required Lenders determine in connection with any request for a Eurodollar Rate Loan or a Conversion to or Continuation thereof that (a) deposits in Dollars are not being offered to banks in the London eurodollar interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent (following notice from the Required Lenders if they make such determination) will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, Conversion or Continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

      3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

      (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

      (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender

(with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

      3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

      (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

      For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Interbank Offered Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable Eurodollar interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      Without limiting the foregoing, if within 180 days following the Closing Date, either of the Arrangers or Bank of America shall incur any loss, cost or expense in connection with the syndication of the credit facilities hereunder, including any item described above in this Section 3.05 and any assignment fee under Section 10.01 arising from any assignment of any Loan or commitment hereunder, the Borrower shall reimburse such Person immediately on demand therefor (made by such Person or by the Administrative Agent on behalf of such Person).

      3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of the Administrative Agent, either Arranger or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

      3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all Obligations.

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) Unless either (x) waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (v) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), or (y) deferred to a reasonable later date after the Closing Date at the reasonable discretion of the Administrative Agent pursuant to a post-closing agreement entered into between the Borrower and the Administrative Agent as of the Closing Date, a copy of which will be delivered to each of the Lenders, the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

            (i) executed counterparts of this Agreement, the Guaranty, a Mortgage with respect to each of the Required Properties and each of the other Security Instruments, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

            (ii) Revolving Loan Notes and Term Loan Notes executed by the Borrower in favor of each Lender requesting such a Note;

            (iii) Swing Line Notes executed by the Borrower in favor of each Swing Line Lender (if it requests such a Note) in the principal amount of the Swing Line Sublimit;

            (iv) such certificates of resolutions or other Organizational Action, incumbency certificates (including specimen signatures) and/or other certificates of Responsible Officers of the signing Loan Party as the Administrative Agent may require to evidence the identities of and the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

            (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business to the extent the failure to be so qualified would reasonably be expected to have a Material Adverse Effect, including certified copies of each Loan Parties' Organization Documents, certificates of good standing and/or qualification to engage in business;

            (vi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there is no event, circumstance, action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority since the date of the Audited Financial Statements which has or would be reasonably expected to have a Material Adverse Effect, (C) that prior to the Closing Date, not less than $125,000,000 in gross proceeds have been delivered to the Borrower as a result of the issuance of the Subordinated Notes, and (D) as to the matters described in Section 4.01(d);

            (vii) an opinion or opinions of counsel to each Loan Party in form and substance satisfactory to the Administrative Agent;

            (viii)(A) the consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended 1999, 2000 and 2001, including balance sheets, income and cash flow statements, all audited and opined on by independent certified public accountants of recognized national standing and prepared in conformity with GAAP, and such other financial information as the Administrative Agent may request, and (B) the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ending March 31, 2002, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal, recurring year end audit adjustments and the absence of footnotes;

            (ix)  evidence that each of (A) the Existing Credit Facilities and
      (B) the National City Line of Credit, (C) the Private Notes, and (D) the Swap Contract pursuant to which Mellon Bank, N.A. is a counterparty with the Borrower has been or concurrently with the Closing Date is being terminated, all indebtedness and obligations of the Borrower and its Subsidiaries incurred thereunder, and under the other documents executed and delivered in connection therewith, have been, or with the initial Credit Extension hereunder and the proceeds of the Subordinated Notes on the Closing Date will be, repaid and the Borrower and its Subsidiaries released from all liability thereunder except such customary indemnification provisions which by their express terms survive such repayment and termination, and all Liens securing obligations under any of them (including any mortgage or deed of trust and notations of liens on vehicles) have been or concurrently with the Closing Date are being released;

            (x) a Compliance Certificate signed by a Responsible Officer of the Borrower dated as of the Closing Date demonstrating compliance with the financial covenants in Sections 7.12(a), (b) and (c) as of March 31, 2002, pro forma for the issuance of the Subordinated Notes and the Obligations hereunder as of the Closing Date;

            (xi)  evidence of all insurance required by the Loan Documents;

            (xii) an initial Loan Notice, if any;

            (xiii) an initial Term Loan Interest Rate Selection Notice, if any;

            (xiv) certified copies of the executed Subordinated Indenture and each of the Subordinated Notes, which shall not have been amended, altered or otherwise changed or supplemented from the forms thereof most recently delivered to the Administrative Agent;

            (xv) a certificate of the chief financial officer of the Borrower, or such other Person as is permitted under the terms of the Subordinated Note Documents and the Subordinated Notes, certifying that the Obligations qualify as "Senior Debt" and "Designated Senior Debt" (each as defined in the Subordinated Indenture) together with certified copies of resolutions of the board of directors of the Borrower as the Organizational Action establishing such designation and qualification of the Obligations;

            (xvi) delivery of Uniform Commercial Code financing statements suitable in form and substance for filing in all places required by applicable law to perfect the Liens of the Administrative Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Administrative Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Administrative Agent may require, including without limitation the delivery by the Borrower of all certificates evidencing Pledged Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

            (xvii) Uniform Commercial Code search results showing only those Liens as are acceptable to the Lenders;

            (xviii) waivers with respect to the Collateral and such other matters as the Administrative Agent may require, in form and substance satisfactory to the Administrative Agent, executed by (A) the owner of each location leased by the Borrower or any Loan Party, and (B) the owner or operator, as applicable, of each location at which Collateral is located (including without limitation each independent warehouse) but which is neither owned nor leased by any Loan Party; and

            (xix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lenders or the Required Lenders reasonably may require.

      (b) Any fees required to be paid on or before the Closing Date shall have been paid.

      (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

      (d)   In the good faith judgment of the Administrative Agent and the
Lenders:

            (i) there shall not have occurred or become known to the Administrative Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent prior to the Closing Date that has had or would reasonably be expected to result in a Material Adverse Effect;

            (ii) there shall not exist any pending or, to the knowledge of the Borrower or any Guarantor or to the Administrative Agent, threatened litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding, if adversely determined, which would reasonably be likely to result in a Material Adverse Effect;

            (iii) the Borrower shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
      (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which the Borrower or any Subsidiary is a party or by which any of them or their properties is bound;

            (iv) the corporate capital and ownership structure (including all Organization Documents), shareholders agreements and management of the Borrower and its Subsidiaries shall be satisfactory to the Administrative Agent; and

            (v)   no Work Stoppage shall have occurred and be continuing.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS AND CONVERSIONS AND CONTINUATIONS. The obligation of each Lender to honor any Loan Notice or Term Loan Interest Rate Selection Notice (other than a Loan Notice or Term Loan Interest Rate Selection Notice requesting only a Conversion of Eurodollar Rate Loans to Base Rate Loans) is subject to the following conditions precedent:

      (a)   The representations and warranties of any Loan Party contained in
Article V or in any other Loan Document shall be true and correct on and as of the date of such Credit Extension, Conversion or Continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of Section 6.01.

      (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension, Conversion or Continuation.

      (c)   No Work Stoppage shall then exist.

      (d) The Administrative Agent and, if applicable, the L/C Issuer or the applicable Swing Line Lender shall have received a Loan Notice, Letter of Credit Application or a Term Loan Interest Rate Selection Notice, as applicable, in accordance with the requirements hereof.

      Each Loan Notice, Letter of Credit Application and Term Loan Interest Rate Selection Notice submitted by the Borrower under this Section 4.02 shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension, Conversion or Continuation.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Administrative Agent and the Lenders that:

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. The Borrower and each Subsidiary (a) is a corporation, limited partnership, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute and deliver, and perform its obligations under, the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except to the extent failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and
(d) is in compliance in all material respects with all Laws.

      5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other Organizational Action, and do not and will not (a) contravene the terms of any of the Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation or imposition of any Lien under, any Contractual Obligation to which the Person is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which such Person or its property is subject, except any Liens in favor of the Administrative Agent and the Lenders created by the Loan Documents; or (c) violate any Law.

      5.03 GOVERNMENTAL AND THIRD-PARTY AUTHORIZATION. No further approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, which, has not been obtained or effected or with respect to which failure so to obtain or effect, would not reasonably be expected to have a Material Adverse Effect.

      5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar Laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

      5.05  FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

      (b) The unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries, and the related unaudited consolidated statements of income or operations, shareholders' equity and cash flows for the applicable fiscal quarter then ended delivered to the Administrative Agent and the Lenders pursuant to Section 4.01(a)(viii)(B) and Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

      (c) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

      5.06 LITIGATION. Except as specifically disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) would reasonably be expected to have a Material Adverse Effect.

      5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property (real, personal or mixed) of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

      5.09 ENVIRONMENTAL COMPLIANCE. Except as listed on Schedule 5.09, or to the extent that any deviation from any representation in this Section 5.09 would not reasonably be expected to have a Material Adverse Effect, (a) the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local environmental permits, licenses, certificates and approvals, and (b) neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (i) calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws, (ii) seeks, or is likely to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (iii) seeks to cause, or is likely to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

      5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate. In addition to, and without being limited by, the foregoing, the Borrower and its Subsidiaries are currently maintaining the insurance required by each of the Security Instruments, and all such insurance is currently fully paid and in force.

      5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that, if made, would reasonably be expected to have a Material Adverse Effect.

      5.12  ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, or will be filed within the remedial amendment period provided for in Section 401(b) of the Code, and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

      (c)   (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.13 SUBSIDIARIES. The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and those created or acquired after the Closing Date in compliance with Section 6.14, and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13 and those acquired after the Closing Date in compliance with Section 7.02.

      5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

      (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15 DISCLOSURE. No statement, information, report, representation, or warranty made by any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the

Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      5.16 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all Intellectual Property that is reasonably necessary for the operation of their respective businesses, without material conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes in any material respect upon any rights held by any other Person. Except as specifically disclosed in
Schedule 5.16, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

      5.17 SOLVENCY. After giving effect to the initial Credit Extension hereunder on the Closing Date and the payment in full of all amounts owing under, and the cancellation of, the Existing Credit Facilities, the Private Notes and the National City Line of Credit, the Borrower and each of the Guarantors are Solvent, both individually and collectively.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Revolving Credit Commitment or any Term Loan A Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

      6.01  FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each
Lender:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualifications or exceptions as to the scope of the audit or the "going concern" or like status of the Borrower or to any other qualifications and exceptions that the Required Lenders reasonably determine are unacceptable; and

      (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related unaudited consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal, recurring year end audit adjustments and the absence of footnotes;

      6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth herein or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

      (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

      (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the noteholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

      (e) not later than 30 days after the end of each fiscal year of the Borrower, a proposed budget (and supporting assumptions) for the Borrower and its Subsidiaries for the next succeeding fiscal year; and

      (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

      Each document required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) shall be deemed to have been delivered on the date on which the Borrower posts such document on the Borrower's website on the Internet at the website address listed on Schedule 10.02 hereof, or when such document is posted on the Securities and Exchange Commission's website at www.sec.gov (the "SEC Website") or on an Internet website established by the Administrative Agent with Intralinks, Inc. or other similarly available electronic media (each of the foregoing an "Informational Website"); provided that (i) the Borrower shall deliver paper copies of all such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Administrative Agent and each Lender shall be notified by electronic mail of the applicable Informational Website and of the posting of each such document. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above in this paragraph, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      6.03  NOTICES. Promptly notify the Administrative Agent and each Lender:

      (a)   of the occurrence of any Default or Event of Default;

      (b)   of (i) any matter that has resulted in a Material Adverse Effect,
(ii) any breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority that would reasonably be expected to result in a Material Adverse Effect; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws that would reasonably be expected to result in a Material Adverse Effect;

      (c) of any litigation, investigation or proceeding affecting the Borrower or any Subsidiary in which the amount involved (excluding amounts covered by applicable insurance as to which no reservation of rights is in effect) exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, would reasonably be expected to have a Material Adverse Effect;

      (d)   of the occurrence of any ERISA Event;

      (e) of any change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

      (f) of any event of default under the Subordinated Indenture immediately upon its occurrence and, in any event, not later than the time at which the Borrower provides notice of such event of default to the trustee or holder of any notes under the Subordinated Indenture.

      Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness and subject to any provision of this Agreement.

      6.05  PRESERVATION OF EXISTENCE, ETC. Except in a transaction permitted by
Section 7.04 or 7.05, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, and preserve or renew all of its registered Intellectual Property, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

      6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      6.07 MAINTENANCE OF INSURANCE. (a) In the event compliance with the insurance requirements set forth in the Security Instruments does not satisfy the following requirements, and not in limitation of such insurance requirements in the Security Instruments, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

      (b) (i) Maintain with financially sound and reputable insurers insurance on the lives of the shareholders set forth on Schedule 6.07 in the amounts set forth on Schedule 6.07 with terms that require payment of the proceeds of such insurance not later than the date of the first payment of any contractual obligation of the Borrower under terms of the Stock Redemption Agreement for redemption of capital stock of the Borrower from the estate of any applicable shareholder whose life was insured under such policy (the "Stock Redemption Payment Date"), (ii) furnish to the Administrative Agent from time to time upon request copies of the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Administrative Agent may request, (iii) maintain at all times the Borrower as the sole owner and beneficiary of such policies, and (iv) ensure that once death benefits become available under any such policy that Borrower proceeds as owner and beneficiary to collect such death benefits as soon as practicable.

      6.08 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Comply in all material respects with the requirements of all Laws (including Environmental
Laws) and Contractual Obligations applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or Contractual Obligation is being contested in good faith by appropriate proceedings diligently conducted or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and
(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

      6.10 INSPECTION RIGHTS. Permit representatives (including third-party agents) of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower.

      6.11 COMPLIANCE WITH ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      6.12 USE OF PROCEEDS. Use the proceeds of the Credit Extensions (i) for working capital, Capital Expenditures, Restricted Payments and other general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Law or of any Loan Document, (ii) Acquisitions permitted hereunder, and
(iii) to refinance certain outstanding existing indebtedness, including all indebtedness outstanding under the Existing Credit Facilities and the National City Line of Credit.

      6.13 MAINTAIN PRINCIPAL LINE OF BUSINESS. Maintain on a consolidated basis the principal line or lines of business of the Borrower and its Subsidiaries as they exist on the Closing Date.

      6.14  NEW SUBSIDIARIES AND PLEDGORS.

      (a) Subject to Section 7.18, as soon as practicable but in any event within 10 Business Days following the acquisition or creation of any Subsidiary, cause to be delivered to the Administrative Agent each of the following:

            (i)   a Guaranty Joinder Agreement duly executed by such Subsidiary;

            (ii) a Security Joinder Agreement duly executed by such Subsidiary (with all schedules thereto appropriately completed);

            (iii) if such Subsidiary owns any real property that the Administrative Agent determines, in its reasonable discretion, is material, a Mortgage with respect to such real property;

            (iv) if any of the Subsidiary Securities issued by such Subsidiary are owned by a Subsidiary who has not then executed and delivered to the Administrative Agent the Pledge Agreement or a Pledge Joinder Agreement granting a Lien to the Administrative Agent, for the benefit of the Secured Parties, in such Pledged Interests, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Subsidiary that directly owns such Pledged Interests;

            (v) if any of the Subsidiary Securities issued by such Subsidiary are owned by the Borrower or a Subsidiary who has previously executed a Pledge Agreement or a Pledge Joinder Agreement, a Pledge Agreement Supplement by each Borrower and Subsidiary that owns any of such Pledged Interests with respect to such Pledged Interests in the form required by the Pledge Agreement;

            (vi) if the Pledged Interests issued or owned by such Subsidiary constitute securities under Article 8 of the Uniform Commercial Code (A) the certificates representing 100% of such Pledged Interest and (B) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

            (vii) if such Subsidiary itself owns any Subsidiary, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by such Subsidiary;

            (viii) if such Subsidiary owns any Intellectual Property, an IP Security Joinder Agreement duly executed by such Subsidiary (with all schedules thereto appropriately completed);

            (ix) with respect to any Person that has executed a Pledge Joinder Agreement, a Pledge Agreement Supplement, a Security Joinder Agreement or an IP Security Joinder Agreement hereunder, Uniform Commercial Code financing statements naming such Person as "Debtor" and naming the Administrative Agent for the benefit of the Secured Parties as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

            (x) an opinion of counsel to each Subsidiary executing any Joinder Agreement or Pledge Supplement, and the Borrower if it executes a Pledge Supplement, provided for in this Section 6.14 dated as of the date of delivery of such applicable Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, each of which opinions may be in form and substance, including assumptions and qualifications contained therein, substantially similar to those opinions of counsel delivered pursuant to Section 4.01(a)).

            (xi) current copies of the Organization Documents of each such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 6.14, all certified by the applicable Governmental Authority or appropriate officer as the Administrative Agent may elect.

      (b) As soon as practicable but in any event within 10 Business Days following the acquisition of any Pledged Interests by any Subsidiary who has not theretofore executed the Pledge Agreement or a Pledge Joinder Agreement and who is not required to deliver a Pledge Joinder Agreement pursuant to the preceding provisions of this Section 6.14, cause to be delivered to the Administrative Agent a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Subsidiary, and the documents, stock certificates, stock powers, financing statements, opinions, Organization Documents and Organizational Action relating thereto and to the pledge contained therein and described in clauses (vi), (ix), (x) and (xi) of Section 6.14(a).

      6.15 FURTHER ASSURANCES. At the Borrower's cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement, the Guaranty, the Security Instruments and the other Loan Documents.

      6.16 INTEREST RATE PROTECTION. The Borrower shall maintain at all times Swap Contracts incurred to limit risks of interest rate fluctuations to which the Borrower and its Subsidiaries are otherwise subject in an aggregate notional amount necessary to assure that at no time is less than fifty percent (50%) of the Consolidated Funded Indebtedness of the Borrower and its Subsidiaries subject to fixed rates of interest.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

      So long as any Lender shall have any Revolving Credit Commitment or any Term Loan A Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      7.01 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a) Liens created or arising pursuant to the Security Instruments or any other Loan Document;

      (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

      (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and all foreclosure or like enforcement actions against the property covered thereby are effectively stayed;

      (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' (but only so long as any waiver required by any Loan Document or otherwise requested by the Administrative Agent is delivered in connection with such leased location) or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and all foreclosure or like enforcement actions against the property covered thereby are effectively stayed;

      (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (g) easements, rights-of-way, irregularities of title, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (h) Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 30 consecutive days during which execution is not effectively stayed;

      (i) Liens securing Indebtedness of any Subsidiary that is not a Guarantor to the Borrower or any Subsidiary;

      (j) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby (x) is not less than 75% of the cost of property acquired on the date of acquisition and (y) does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

      (k) Liens securing Indebtedness permitted under Section 7.03(g); provided that such Liens may only encumber the cash value of the specific Life Insurance Policies with respect to which such Indebtedness is incurred, and may encumber no more of such cash value than the amount of such Indebtedness;

      (l) non-material Liens arising under leases or subleases by the Borrower or a Subsidiary to other Persons or acquisitions of property subject to leases (to the extent otherwise permitted herein) in the ordinary course of business; and

      (m) other Liens securing Indebtedness otherwise permitted hereunder the principal amount of which, in the aggregate, does not exceed $1,000,000 at any time;

provided that notwithstanding any of the foregoing, the Borrower will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any Lien on any interest in WAND other than Liens created or arising pursuant to the Security Instruments or any other Loan Document in favor of the Administrative Agent for the benefit of the Secured Parties.

      7.02  INVESTMENTS. Make any Investments, except:

      (a)   Investments that are existing on the date hereof and listed on
Schedule 7.02;

      (b) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

      (c) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

      (d) Investments of (i) any Subsidiary in the Borrower, (ii) of the Borrower or any Subsidiary in a Guarantor, or (iii) of the Borrower or any Guarantor in any Subsidiary that is not a Guarantor in an amount not to exceed $2,000,000 in the aggregate at any time outstanding; provided that neither the Borrower nor any Guarantor may make an Investment in Telesystem in the form of rights under Capital Leases or any property, plant or equipment or any other item the direct acquisition of which by Telesystem would constitute a Capital Expenditure by Telesystem;

      (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

      (f)   Investments permitted by Sections 7.04 and 7.13;

      (g) advances extended to subcontractors or suppliers under usual and customary terms in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time outstanding; and

      (h) other Investments in an aggregate amount not to exceed $2,000,000 at any time outstanding.

      7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness other than:

      (a)   Indebtedness under the Loan Documents;

      (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03, including without limitation Indebtedness under the Subordinated Notes, and, subject to Section 7.15, any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the fees and expenses reasonably incurred in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date, including in connection with any refinancing, refunding, renewal or extension, to change any terms of subordination, repayment or rights of enforcement, conversion, put, exchange or other rights, or to make any covenants or events of default materially more restrictive, or in any event more restrictive than as set forth herein, from such terms and rights as in effect on the Closing Date;

      (c) Contingent Obligations of (i) the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor, and (ii) of any Subsidiary that is not a Guarantor in respect of Indebtedness otherwise permitted hereunder of any Subsidiary, provided in each case that such Contingent Obligations with respect to Indebtedness that is subordinated to the Obligations shall be subordinated to the same or greater extent;

      (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;"

      (e) Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets within the limitations set forth in
Section 7.01(j); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

      (f) Indebtedness (i) of the Borrower or any Guarantor (other than WLFI) owing to the Borrower or any Guarantor, (ii) of WLFI owing to the Borrower or any Guarantor, so long as such Indebtedness is subordinated to the Obligations of WLFI on terms and conditions reasonably satisfactory to the Administrative Agent and the aggregate principal amount thereof does not exceed $2,000,000 at any time outstanding, and (iii) of WAND owing to the Borrower or any Subsidiary in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

      (g) Indebtedness arising from borrowings against the cash value of the Life Insurance Policies from the issuer of such policies in an aggregate principal amount not to exceed $2,000,000 at any time outstanding, provided that any Indebtedness set forth on Schedule 7.03 that would also be permitted under this subpart (g) shall be deemed to be incurred under this subpart (g) regardless of the fact that such Indebtedness may also be permitted under
Section 7.03(b); and

      (h) unsecured Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding and maturing in one year or less under lines of credit having financial and negative covenants and events of default no more restrictive than those set forth herein;

provided that notwithstanding the foregoing, WLFI will not be permitted to incur any Indebtedness except pursuant to Section 7.03(f)(ii).

      7.04 FUNDAMENTAL CHANGES. Merge, consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

      (a) any Subsidiary may merge with or transfer all or substantially all its assets (upon voluntary liquidation or otherwise) to the Borrower or any Guarantor (other than Telesystem), provided that, if a merger, the applicable Guarantor or Borrower shall be the continuing or surviving Person, and provided further that when any Guarantor that is a wholly-owned Subsidiary is merging with another Subsidiary, such Guarantor shall be the continuing or surviving Person;

      (b) any Subsidiary other than a Guarantor may Dispose of all or substantially all its assets (upon voluntary liquidation or otherwise) to any one or more Subsidiaries (other than Telesystem), provided that if the seller in a sale of assets transaction is a wholly-owned Subsidiary, then the purchaser must also be a wholly-owned Subsidiary; and

      (c) a merger or consolidation necessary to consummate an Acquisition permitted by and in compliance with Section 7.13 and any Disposition of all or substantially all of the assets of any Subsidiary that is permitted by Section 7.05(g).

      7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

      (b)   Dispositions of inventory in the ordinary course of business;

      (c) Dispositions by the Borrower or any Subsidiary of equipment or real property which is replaced by equipment or real property of substantially equivalent or greater utility and value within 180 days of the date of disposition thereof, provided that if the fair market value of the property so disposed at one time or in a series of related transactions is greater than $5,000,000, the Administrative Agent shall have received notice of such disposition from the Borrower not less than thirty (30) days prior to the consummation of such disposition;

      (d) Subject to the limitations contained in Section 7.02(d), dispositions of property, other than those restricted by Section 6.13, (i) by any Subsidiary to the Borrower or any Guarantor, and (ii) by the Borrower to any Guarantor;

      (e)   Dispositions permitted by Section 7.04;

      (f) Disposition of the interest of the Borrower or any Subsidiary in the Pittsburgh Pirates Baseball Club; and

      (g) Dispositions not otherwise permitted by (a) through (f) above, so long as the aggregate fair market value of all such property so disposed during the term of this Agreement does not exceed $10,000,000 and the Net Proceeds therefrom are applied as provided in Section 2.06(d).

      7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

      (a) (i) each Guarantor may make Restricted Payments to the Borrower and to other Guarantors, and (ii) each Subsidiary that is not a Guarantor may make Restricted Payments to the Borrower and to other Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

      (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person;

      (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

      (d) at all times at which the Total Leverage Ratio as of the end of the fiscal quarter of the Borrower most recently ended prior to the making of such payment shall not be greater than 5.0 to 1.0 before and after giving effect to any payment of such dividends, and the Borrower is in pro forma compliance with all covenants set forth herein giving pro forma effect to the payment of such dividends, the Borrower may declare or pay cash dividends to its stockholders
(i) in an aggregate amount not greater than $1,500,000 during the fiscal year of the Borrower ending on December 31, 2002 and (ii) thereafter during each fiscal year of the Borrower and its Subsidiaries in an aggregate amount equal to the greater of $2,000,000 or fifty percent (50%) of Excess Cash Flow for the immediately preceding fiscal year; provided that immediately after giving effect to such proposed action, no Default or Event of Default shall have occurred or be continuing or would otherwise exist; and provided further that in no fiscal year shall the aggregate amount of cash dividends paid under (i) or (ii) above exceed $3,000,000;

      (e)   the Borrower may make Restricted Payments permitted under Section
7.17.

      7.07  ERISA. At any time engage in a transaction which could be subject to
Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, would reasonably be expected to have a Material Adverse Effect.

      7.08 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof.

      7.09 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, other than upon fair and reasonable terms with Affiliates in transactions that are otherwise not prohibited hereunder no less favorable to the Borrower or Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

      7.10 BURDENSOME AGREEMENTS. Enter into or cause, suffer or permit to exist any Contractual Obligation other than the Subordinated Indenture that limits the ability (a) of any Subsidiary to make Restricted Payments or loans or advances to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, or (b) the Borrower or any Subsidiary to comply with Section 6.14.

      7.11 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.12  FINANCIAL COVENANTS.

      (a) TOTAL LEVERAGE RATIO. Permit the Total Leverage Ratio at any time during any Four-Quarter Period of the Borrower to be greater than the ratio set forth below opposite such Four-Quarter Period:

Four-Quarter Period ending                   Maximum Total Leverage Ratio
--------------------------                   ----------------------------

March 31, 2002,
June 30, 2002, and                                   5.75 to 1.00
September 30, 2002


December 31, 2002,
March 31, 2003,                                      5.50 to 1.00
June 30, 2003,
September 30, 2003, and
December 31, 2003


March 31, 2004,                                      5.25 to 1.00
June 30, 2004, and
September 30, 2004

December 31, 2004, and                               4.75 to 1.00
March 31, 2005


June 30, 2005, and                                   4.50 to 1.00
September 30, 2005


December 31, 2005,
March 31, 2006,                                      4.00 to 1.00
June 30, 2006, and
September 30, 2006


December 31, 2006,
March 31, 2007,                                      3.50 to 1.00
June 30, 2007, and
September 30, 2007


December 31, 2007 and thereafter                     3.25 to 1.00


; provided that for the Four-Quarter Period ending March 31, 2002, the calculation shall be made pro forma for the issuance of the Subordinated Notes and the Obligations hereunder as of the Closing Date.

      (b) SENIOR LEVERAGE RATIO. Permit the Senior Leverage Ratio at any time during any Four-Quarter Period of the Borrower to be greater than the ratio set forth below opposite such Four-Quarter Period:

Four-Quarter Period ending                   Maximum Senior Leverage Ratio
--------------------------                   -----------------------------

March 31, 2002,
June 30, 2002, and
September 30, 2002                                   3.00 to 1.00


December 31, 2002,
March 31, 2003,                                      2.75 to 1.00
June 30, 2003,
September 30, 2003, and
December 31, 2003,


March 31, 2004,                                      2.50 to 1.00
June 30, 2004, and
September 30, 2004


Four-Quarter Period ending                   Maximum Senior Leverage Ratio
--------------------------                   -----------------------------

December 31, 2004,
March 31, 2005,                                      2.25 to 1.00
June 30, 2005, and
September 30, 2005


December 31, 2005 and thereafter                     2.00 to 1.00

; provided that for the Four-Quarter Period ending March 31, 2002, the calculation shall be made pro forma for the issuance of the Subordinated Notes and the Obligations hereunder as of the Closing Date.

      (c) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio as of the end of any Four-Quarter Period of the Borrower to be less than the ratio set forth below opposite such Four-Quarter Period:

Four-Quarter Period ending                  Minimum Interest Coverage Ratio
--------------------------                  -------------------------------

March 31, 2002,
June 30, 2002, and                                   2.00 to 1.00
September 30, 2002


December 31, 2002,
March 31, 2003,
June 30, 2003,
September 30, 2003,
December 31, 2003,
March 31, 2004,                                      2.25 to 1.00
June 30, 2004,
September 30, 2004,
December 31, 2004,
March 31, 2005,
June 30, 2005, and
September 30, 2005

December 31, 2005,
March 31, 2006,                                      2.50 to 1.00
June 30, 2006, and
September 30, 2006


December 31, 2006 and thereafter                     3.00 to 1.00

      (d) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio as of the end of any Four-Quarter Period of the Borrower to be less than the ratio set forth below opposite such Four-Quarter Period:

Four-Quarter Period ending                    Minimum Fixed Charge Ratio
--------------------------                    --------------------------

June 30, 2005,
September 30, 2005,
December 31, 2005,
March 31, 2006,
June 30, 2006, and                                   1.00 to 1.00
September 30, 2006


December 31, 2006,
March 31, 2007,
June 30, 2007,
September 30, 2007,                                  1.10 to 1.00
December 31, 2007,
March 31, 2008,
June 30, 2008, and
September 30, 2008


December 31, 2008 and thereafter                     1.20 to 1.00


      7.13 ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, if the Cost of Acquisition is in excess of $5,000,000, the Borrower shall have furnished to the Administrative Agent (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such Acquisition and (B) a Compliance Certificate prepared on a historical pro forma basis as of the date of the Audited Financial Statements or, if later, as of the most recent date for which financial statements have been furnished pursuant to Section 6.01(a) or (b) giving effect to such Acquisition, which Compliance Certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly-owned Subsidiary), (iv) upon consummation of the Acquisition each Subsidiary shall have complied with the provisions of Section 6.14, including with respect to any new assets acquired, (v) if the Cost of Acquisition shall exceed $15,000,000, the Required Lenders shall consent to such Acquisition in their discretion, and
(vi) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred since the Closing Date shall not exceed $50,000,000; provided that an agreement, contract, binding commitment or other arrangement providing for an Acquisition that would not otherwise satisfy the provisions of this Section 7.13 at such time may be entered into so long as an express condition to the consummation thereof is the full compliance with this Agreement and the other Loan Documents.

      7.14 CAPITAL EXPENDITURES. Make or become legally obligated to make Capital Expenditures, which exceed in the aggregate in any fiscal year of the Borrower described below, the amount set forth opposite each such period:

Fiscal Year Ending                           Maximum Capital Expenditures
------------------                           ----------------------------
December 31, 2002                                     $38,000,000
December 31, 2003                                     $85,000,000
December 31, 2004                                     $50,000,000
December 31, 2005                                     $36,000,000

;provided, however, the amounts set forth above are subject to each of the following:

      (a) all of the amounts not expended during the fiscal year ending December 31, 2002 may be carried forward (the amount carried forward from any fiscal year to any subsequent fiscal year referred to as the "Carry Forward Amount") to be expended during the fiscal year ending December 31, 2003;

      (b) all of the amounts not expended during the fiscal year ending December 31, 2003, exclusive of any Carry Forward Amount, may be carried forward to be expended during the fiscal year ending December 31, 2004;

      (c) 50% of the amount not expended during the fiscal years ending December 31, 2004 and thereafter, exclusive of any Carry Forward Amount, may be carried forward to be expended during the immediately following fiscal year;

      (d) the maximum Capital Expenditures permitted to be expended during the fiscal year ending December 31, 2002 may be increased by an additional $12,000,000 subject to a corresponding decrease in an equivalent amount in the maximum Capital Expenditures permitted to be expended during the fiscal year ending December 31, 2003; and

      (e) at any time that the Total Leverage Ratio is greater than or equal to 3.75 to 1.00, notwithstanding anything else to the contrary set forth in this
Section 7.14, the Borrower shall
not, nor shall it permit any Subsidiary (including Telesystem) to, make or become legally obligated to make any Capital Expenditure with respect to, or in connection with the operations of, Telesystem (each a "Telesystem Capital Expenditure") such that the making of such Telesystem Capital Expenditure would cause the aggregate amount of all Telesystem Capital Expenditures during the then-current fiscal year to exceed the amount set forth opposite each such period:

                                                    Maximum Capital
Fiscal Year Ending                            Expenditures for Telesystem
------------------                            ---------------------------
December 31, 2002                                     $4,000,000
December 31, 2003                                     $4,500,000
December 31, 2004                                     $4,300,000
December 31, 2005                                     $3,900,000
December 31, 2006                                     $2,600,000
December 31, 2007                                     $3,200,000
December 31, 2008                                     $3,000,000
December 31, 2009                                     $3,200,000

      7.15  PREPAYMENT OF SUBORDINATED INDEBTEDNESS.

      (a) Except in connection with a refinancing thereof otherwise permitted by Section 7.03(b), prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Subordinated Notes or the Subordinated Indenture in each case including pursuant to any change of control, sale of assets, issuance of any equity or otherwise as may be set forth in the terms thereof or available to the Borrower at its option; or

      (b) Amend, modify or change in any manner any term or condition of any Subordinated Indebtedness (including without limitation any of the documents evidencing such Subordinated Indebtedness) so that the terms and conditions thereof are less favorable to the Administrative Agent and the Lenders than the terms of such Indebtedness as of the Closing Date.

      7.16 NEGATIVE PLEDGE CLAUSES. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Administrative Agent and the Lenders pursuant to this Agreement or any other Loan Documents, and other than in the Subordinated Indenture, which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with, and that applies only to, property acquired with the proceeds of purchase money Indebtedness permitted hereunder.

      7.17  PAYMENTS UNDER STOCK REDEMPTION AGREEMENT.

      (a) Make any redemption or other payment in any respect under that certain Amendment to and Restatement of Stock Redemption Agreement dated as of December 12, 1991, as it may be amended from time to time (the "Stock Redemption Agreement"), with any cash or cash equivalents of the Borrower or any Subsidiary, including proceeds of Revolving Loans hereunder, until the entire amount of the proceeds of the applicable Life Insurance that have been received up to the date such redemption or payment is made have been used for such purpose.

      (b) Subject to Section 7.17(a), and except with respect to redemptions or payments made solely with the proceeds of the applicable Life Insurance, make any redemption or other payment in any respect under the Stock Redemption Agreement (i) in advance of the latest to occur of (x) the latest time permitted for any such payment or redemption thereunder and (y) the date which is two months prior to the established next date for payment of an installment of the liability for Death Taxes (as defined in the Stock Redemption Agreement) of any estate of any Principal Shareholder (as defined in the Stock Redemption Agreement) the executor of which has made demand or request for redemption of Stock (as defined in the Stock Redemption Agreement), which executor and estate has made the election required under Section 1.02 of the Stock Redemption Agreement and, in addition to the five year deferral period in such election, has also elected the ten annual equal installments for payment of such tax liability as available under the Code, or (ii) in an amount in excess of that necessary to pay the installment of the liability for Death Taxes next due as set forth in Section 7.17(b)(i)(y) above.

      7.18 FOREIGN SUBSIDIARIES. Create, acquire or permit to exist any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

      7.19 LIMITS ON WLFI. Permit WLFI (a) to own any assets other than its partnership interest in WAND and such other immaterial assets as are necessary for the ownership and maintenance of that interest in WAND, and (b) to have any operations other than the ownership and maintenance of its interest in WAND.


                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

      8.01  EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

      (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or any L/C Obligation, or
(ii) within three days after the same becomes due interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05, 6.10,
6.12 or 6.13 or Article VII; or

      (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

      (d) Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document or in any other document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

      (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Contingent Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or
(B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or (iii) there occurs any Event of Default under the Subordinated Notes or the Subordinated Note Documents; or

      (f) Insolvency Proceedings, Etc. The Borrower or any of the Guarantors institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) The Borrower or any of the Guarantors becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

      (h)   Judgments. There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any non-monetary final judgment that has, or would reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

      (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

      (k) Change of Control. There occurs any Change of Control with respect to the Borrower;

      (l) Work Stoppage. There occurs any Work Stoppage and such Work Stoppage continues for 90 days, provided that during the time prior to the 90th day the existence of such Work Stoppage shall not be considered a "Default" hereunder.

      8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

      (a) declare the commitment of each Lender to make Loans, the commitment of each Swing Line Lender to make Swing Line Loans, and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

      (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof) plus the Letter of Credit fees payable with respect to such Letter of Credit (calculated at the Applicable Margin then in effect for the period from the date of such cash collateralization until the expiry date of such Letter of Credit); and

      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or any Guarantor under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans, the obligation of each Swing Line Lender to make Swing Line Loans, and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. Promptly upon the taking of any action in Sections 8.02(a) through (d), the Administrative Agent shall delivery notice thereof to the Borrower, provided that the failure to deliver such notice shall not affect the validity or enforceability of any such action.



                                   ARTICLE IX

                              ADMINISTRATIVE AGENT

      9.01  APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

      (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this

Article IX included the L/C Issuer with respect to such acts or omissions, and
(ii) as additionally provided herein with respect to the L/C Issuer.

      9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      9.04  RELIANCE BY ADMINISTRATIVE AGENT.

      (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

      9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and the costs and expenses incurred in connection with the use of Intralinks, Inc. or other comparable information transmission systems in connection with this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation of the Administrative Agent.

      9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and a Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the

Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean (or include, in the case of Swing Line Loans) such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      9.10 OTHER AGENTS; LEAD MANAGERS. None of the Lenders identified on the facing page or signature pages of this agreement as a "Syndication Agent," "Co-Documentation Agent," "Co-Agent," "Lead Manager," "Arranger" or "Joint Lead Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                    ARTICLE X

                                  MISCELLANEOUS

      10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however:

      (a) no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby (provided that for purposes of items (v), (vi) and (vii) below, each Lender shall be deemed to be "affected thereby") and by the Borrower, and acknowledged by the Administrative Agent, do any of the following: (i) except as expressly provided for in Section 2.16, increase the Aggregate Revolving Credit Commitments, the Aggregate Term Loan A Commitments, the Outstanding Amount of Term Loan B, the Outstanding Amount of Term Loan C or (after the Term Loan A Advance Expiration Date) the Outstanding Amount of Term Loan A; (ii) reduce any fees or other amounts payable hereunder or under any other Loan Document other than fees and other amounts that specifically pertain and apply only to the Revolving Credit Facility, the Term Loan A Facility, the Term Loan B Facility or the Term Loan C Facility; (iii) change the definition of "Required Lenders" or the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder; (iv) change the manner of determination of the Pro Rata Revolving Share, Pro Rata Term A Share, Pro Rata Term B Share, Pro Rata Term C Share, share of the Aggregate Commitments or Voting Percentage of any Lender; (v) except with respect to releases expressly provided for herein or in any other Loan Document, release all or substantially all of the Guarantors from the Guaranty; (vi) except with respect to releases expressly provided for herein or in any other Loan Document, release all or a material portion of the Collateral; or (vii) amend this Section 10.01, Section 2.14 or any provision herein providing for consent or other action by all the Lenders; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate";

      (b) no such amendment, waiver or consent shall, unless in writing and signed by each of the Revolving Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, (i) except as expressly provided for in Section 2.16, extend or increase the Revolving Credit Commitment of such Revolving Lender, including by amendment to Section 2.08, (ii) reduce the principal of, or the rate of interest specified herein on, any Revolving Loan, Swing Line Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document in respect of the Revolving Credit Facility (including the Letter of Credit subfacility and the Swing Line subfacility), or (iii) extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Revolving Lenders (or any of them) hereunder or under any other Loan Document with respect to the Revolving Credit Facility; provided, however, that only the consent of (A) the Revolving Lenders holding at least 80% of the Pro Rata Revolving Shares shall be necessary to waive, extend or postpone the date fixed for any mandatory prepayment of the Revolving Credit Facility required under Section 2.06(d) and (B) the Required Revolving Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate in respect of the Revolving Credit Facility;

      (c) no such amendment, waiver or consent shall, unless in writing and signed by each of the Term Loan A Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, (i) extend or increase the Term Loan A Commitment or the Outstanding Amount of any Term Loan A of such Term Loan A Lender, (ii) reduce the principal of, or the rate of interest specified herein on, any Term Loan A or any fees or other amounts payable hereunder or under any other Loan Document in respect of any Term Loan A, or
(iii) extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Term Loan A Lenders (or any of them) hereunder or under any other Loan Document with respect to the Term Loan A Facility; provided, however, that only the consent of (A) the Term Loan A Lenders holding at least 80% of the Pro Rata Term A Shares shall be necessary to waive, extend or postpone the date fixed for any mandatory prepayment of the Term Loan A Facility required under Section 2.06(d) and (B) the Required Term Loan A Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate in respect of the Term Loan A Facility;

      (d) no such amendment, waiver or consent shall, unless in writing and signed by each of the Term Loan B Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, (i) increase the Outstanding Amount of any Term Loan B of such Term Loan B Lender, (ii) reduce the principal of, or the rate of interest specified herein on, any Term Loan B or any fees or other amounts payable hereunder or under any other Loan Document in respect of any Term Loan B, or (iii) extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Term Loan B Lenders (or any of them) hereunder or under any other Loan Document with respect to the Term Loan B Facility; provided, however, that only the consent of (A) the Term Loan B Lenders holding at least 80% of the Pro Rata Term B Shares shall be necessary to waive, extend or postpone the date fixed for any mandatory prepayment of the Term Loan B Facility required under Section 2.06(d) and (B) the Required Term Loan B Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate in respect of the Term Loan B Facility;

      (e) no such amendment, waiver or consent shall, unless in writing and signed by each of the Term Loan C Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, (i) increase the Outstanding Amount of any Term Loan C of such Term Loan C Lender, (ii) reduce the principal of, or the rate of interest specified herein on, any Term Loan C or any fees or other amounts payable hereunder or under any other Loan Document in respect of any Term Loan C, or (iii) extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Term Loan C Lenders (or any of them) hereunder or under any other Loan Document with respect to the Term Loan C Facility; provided, however, that only the consent of (A) the Term Loan C Lenders holding at least 80% of the Pro Rata Term C Shares shall be necessary to waive, extend or postpone the date fixed for any mandatory prepayment of the Term Loan C Facility required under Section 2.06(d) and (B) the Required Term Loan C Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate in respect of the Term Loan C Facility;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by each Swing Line Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of a Swing Line Lender under this Agreement;
(iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; and (v) no amendment, waiver or consent which has the effect of enabling the Borrower to satisfy any condition to a Borrowing contained in Section 4.02 hereof which, but for such amendment, waiver or consent would not be satisfied, shall be effective to require (1) the Revolving Lenders, the Swing Line Lenders or the L/C Issuer to make any additional Revolving Loan or Swing Line Loan, or to issue any additional or renew any existing Letter of Credit, unless and until the Required Revolving Lenders shall consent thereto, or (2) the Term Loan A Lenders to make (prior to the Term Loan A Expiration Date) an additional Term Loan A unless and until the Term Loan A Lenders having more than 50% of the Pro Rata Term A Shares shall consent thereto. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that neither the Revolving Credit Commitment, Term Loan A Commitment, share of the Aggregate Commitments, Pro Rata Revolving Share, Pro Rata Term A Share, Pro Rata Term B Share, Pro Rata Term C Share, or Outstanding Amounts of the Term Loan A, Term Loan B or Term Loan C of such Lender may be increased without the consent of such Lender. Further, notwithstanding anything to the contrary in this Section 10.01, and notwithstanding the vote by any other class of Lenders, (A) the Revolving Lenders alone, and only the Revolving Lenders, may waive any condition precedent to making a Revolving Loan contained in Section 4.02 by the vote of (x) all the Revolving Lenders with respect to any waiver that requires the consent of all Lenders affected thereby, or (y) in all other cases, the Required Revolving Lenders, and (B) prior to the Term Loan A Advance Expiration Date, the Term A Lenders alone, and only the Term A Lenders, may waive any condition precedent to a Term Loan A Borrowing contained in Section 4.02 by the vote of (x) all the Term A Lenders with respect to any waiver that requires the consent of all Lenders affected thereby, or (y) in all other cases, the Required Term A Lenders.

      10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

      (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent, the L/C Issuer or a Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and a Swing Line Lenders. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient (which need not be any natural person to whose attention such communication is directed, in the case of communications to Persons other than natural Persons); (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lenders pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, or to such other number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lenders, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

      (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices, Term Loan Interest Rate Selection Notice and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Arrangers and the Syndication Agent for all reasonable costs and expenses incurred in connection with the development, due diligence, preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of the Administrative Agent and the costs and expenses incurred in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement, and
(b) to pay or reimburse the Administrative Agent, the Arranger and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs of each of them. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

      10.05 INDEMNIFICATION BY THE BORROWER; LIMITATION OF LIABILITY. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, the Arrangers, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Revolving Credit Commitment, Term Loan A Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), including any proposed use or use to repay any indebtedness under the Existing Credit Facilities, the Private Notes or the National City Line of Credit, or to finance any Acquisition or Capital Expenditure, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it or any of its Subsidiaries, security holders or creditors as a result for any action taken or not taken by it arising out of, related to or taken in connection with any Loan Document or the consummation of the transactions contemplated hereby or the actual or proposed use of Loan or Letter of Credit proceeds, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Indemnitee, and in no event shall any Indemnitee be liable thereto for special, consequential, punitive or indirect damages. Without limitation of the foregoing, no Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through Intralinks or other comparable electronic transmission systems utilized in connection with the credit facilities provided hereunder. The agreements in this Section shall survive the resignation of the

Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor.

      10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, or any amounts are realized by the Administrative Agent or any Lender as proceeds of the Collateral and applied against the Obligations and such payment or the proceeds of such set-off or Collateral or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off or realization of Collateral proceeds had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or paid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

      10.07 SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any of the Loan Documents without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement, including all or a portion of its Revolving Credit Commitment and the Revolving Loans (including participations in L/C Obligations and participations in Swing Line Loans) at the time owing to it, its Term Loan A Commitment and Term Loans A owing to it, its Term Loans B, or its Term Loans C (such Lender's portion of Loans, commitments and risk participations with respect to each of the Revolving Credit Facility, the Term Loan A Facility, the Term Loan B Facility and the Term Loan C Facility (each, an "Applicable Facility") being referred to in this
Section 10.07 as its "Applicable Share"); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Applicable Share of the Applicable Facility, or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Applicable Share with respect to each Applicable Facility of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a "Trade Date" is specified in the Assignment and Assumption, as of the Trade
Date) shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Applicable Facility, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among the Applicable Facilities on a non-pro rata basis, (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lenders unless the person that is the proposed assignee is itself a Revolving Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), and
(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 paid by such parties. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments and Term Loan A Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment, Term Loan A Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d) or (e) (but excluding items described in the provisos contained in each such subsection), as applicable, that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender.

      (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that

(i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the respective Revolving Credit Commitment or Term Loan A Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Contingent Obligation or credit or liquidity enhancement to such SPC.

      (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund that invests in bank loans may create a security interest in all or any portion of the advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

      (i) (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment, Term Loan A Commitment and Loans (including its Pro Rata Term A Share of the Term Loan A, Pro Rata Term B Share of the Term Loan B, Pro Rata Term C Share of the Term Loan C and Swing Line Loans) and its participations in the L/C Obligations or any L/C Borrowing pursuant to subsection (b) above, Bank of America may upon thirty (30) days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or upon thirty (30) days' notice to the Borrower, resign as a Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require any other Swing Line Lender to make Swing Line Loans or the Lenders to make Revolving Loans or fund risk participations in the manner set forth in Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Swing Line Loans in the manner set forth in
      Section 2.05(c).

            (ii) Notwithstanding anything to the contrary contained herein, if at any time National City Bank assigns all of its Revolving Credit Commitment, Term Loan A Commitment and Loans (including its Pro Rata Term A Share of the Term Loan A, Pro Rata Term B Share of the Term Loan B, Pro Rata Term C Share of the Term Loan C and Swing Line Loans) and its participations in the L/C Obligations or any L/C Borrowing pursuant to subsection (b) above, National City Bank may upon five Business Days' notice to the Borrower, resign as a Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of National City Bank as a Swing Line Lender. If National City Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Revolving Loans or fund participations in outstanding Swing Line Loans in the manner set forth in Section 2.05(c).

      10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower;
(g) with the consent of the Borrower; (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or
(2) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Aggregate Commitments, and the Credit Extensions. Furthermore, the Administrative Agent and the Lenders shall have the right to (i) list the Borrower's name and logo and describe the transaction that is the subject of this Agreement in their marketing materials and (ii) post such information, including, without limitation, a customary "tombstone," on their respective websites. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.15 TAX FORMS. (a) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such

Person by the Borrower pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

      (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

      (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation of the Administrative Agent.

      10.16 GOVERNING LAW.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE performed ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH PARTY HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF

ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      10.18 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                            [SIGNATURE PAGES FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

                                  BLOCK COMMUNICATIONS, INC.



                                  By: /s/ Allan J. Block
                                      -----------------------
                                  Name: Allan J. Block

                                  Title: Managing Director


                                  BANK OF AMERICA, N.A., as Administrative Agent

                                  By: /s/ Derrick C. Bell
                                      -----------------------
                                  Name: Derrick C. Bell
                                        ---------------------
                                  Title: Principal
                                        ---------------------


                                Credit Agreement
                                Signature Page 2



                                  BANK OF AMERICA, N.A., as a Lender, a Swing
                                  Line Lender and L/C Issuer

                                  By: /s/ Derrick C. Bell
                                      -----------------------
                                  Name: Derrick C. Bell
                                        ---------------------
                                  Title: Principal
                                        ---------------------


                                Credit Agreement
                                Signature Page 3



                                  NATIONAL CITY BANK, as a Lender and a Swing
                                  Line Lender



                                  By: /s/ Christian Kalmbach
                                      ------------------------
                                  Name: Christian Kalmbach
                                       -----------------------
                                  Title: Senior Vice President
                                        ----------------------


                                Credit Agreement
                                Signature Page 4



                                  FLEET NATIONAL BANK, as a Lender



                                  By: /s/ Michael P. Lasch
                                      -----------------------
                                  Name: Michael P. Lasch
                                       ----------------------
                                  Title: Vice President
                                        ---------------------


                                Credit Agreement
                                Signature Page 5



                                  BANK OF MONTREAL, as a Lender

                                  By: /s/ Karen Klapper
                                      -----------------------
                                  Name: Karen Klapper
                                       ----------------------
                                  Title:
                                        ---------------------


                                Credit Agreement
                                Signature Page 6



                                  COMERICA BANK, as a Lender



                                  By: /s/ Richard Hampson
                                      -----------------------
                                  Name: Richard Hampson
                                       ----------------------
                                  Title: Vice President
                                        ---------------------


                                Credit Agreement
                                Signature Page 7



                                  THE BANK OF NEW YORK, as a Lender



                                  By: /s/ Reena A. Bhasin
                                      ---------------------------
                                  Name: Reena A. Bhasin
                                       --------------------------
                                  Title: Assistant Vice President
                                        -------------------------


                                Credit Agreement
                                Signature Page 8



                                  FIFTH THIRD BANK, as a Lender



                                  By: /s/ Michael R. Miller
                                      ---------------------------
                                  Name: Michael R. Miller
                                       --------------------------
                                  Title: Executive Vice President
                                        -------------------------


                                Credit Agreement
                                Signature Page 9



                                  STANDARD FEDERAL BANK N.A., as a Lender



                                  By: /s/ Jason W. Bierlein
                                      ---------------------------
                                  Name: Jason W. Bierlein
                                       --------------------------
                                  Title: Assistant Vice President
                                        -------------------------


                                Credit Agreement
                                Signature Page 10



                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION, as a Lender


                                  By: /s/ Molly Fergusson
                                      -----------------------
                                  Name: Molly Fergusson
                                       ----------------------
                                  Title: Manager, Operations
                                        ---------------------


                                Credit Agreement
                                Signature Page 11

                                                                SCHEDULE 1.01(a)

                                   COMMITMENTS
                               AND PRO RATA SHARES

                               REVOLVING          PRO RATA
                                 CREDIT           REVOLVING         TERM LOAN A       PRO RATA                        PRO RATA TERM
          LENDER               COMMITMENT           SHARE           COMMITMENT      TERM A SHARE       TERM LOAN B    LOAN B SHARE
          ------            ----------------    --------------    ---------------  --------------    --------------  --------------
Bank of America, N.A        $  10,370,000.00     12.2000000000%   $  4,880,000.00   12.2000000000%   $58,000,000.00   77.3333333333%
National City Bank          $  10,370,000.00     12.2000000000%   $  4,880,000.00   12.2000000000%     5,000,000.00    6.6666666666%
Fleet National Bank         $  10,200,000.00     12.0000000000%   $  4,800,000.00   12.0000000000%     5,000,000.00    6.6666666666%
Bank of Montreal            $   9,520,000.00     11.2000000000%   $  4,480,000.00   11.2000000000%     2,500,000.00    3.3333333333%
Comerica Bank               $   9,520,000.00     11.2000000000%   $  4,480,000.00   11.2000000000%     2,500,000.00    3.3333333333%
Fifth Third Bank            $   9,520,000.00     11.2000000000%   $  4,480,000.00   11.2000000000%             0.00    0.0000000000%
The Bank of New York        $   8,500,000.00     10.0000000000%   $  4,000,000.00   10.0000000000%             0.00    0.0000000000%
Standard Federal Bank N.A   $   8,500,000.00     10.0000000000%   $  4,000,000.00   10.0000000000%     2,000,000.00    2.6666666667%
General Electric
Capital Corporation         $   8,500,000.00     10.0000000000%   $  4,000,000.00   10.0000000000%             0.00    0.0000000000%

TOTAL                       $  85,000,000.00    100.0000000000%   $ 40,000,000.00  100.0000000000%   $75,000,000.00  100.0000000000%
                            ================    ==============    ===============  ==============    ==============  ==============

                                                                       EXHIBIT A

                               FORM OF LOAN NOTICE

                                                        Date: ___________, _____

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of May 15, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Block Communications, Inc., an Ohio corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned hereby requests (select one):

         [ ] A Borrowing of Revolving Loans [ ] A Borrowing of Term Loan A

         [ ] A Conversion of Loans          [ ] A Continuation of Loans

         1.       On __________________ ___, 20___ (a Business Day).

         2. In the amount of ____________________ (Note: If a Revolving Loan, minimum of $5,000,000 and multiples of $1,000,000 in excess thereof and if Term Loan A Borrowing, minimum of $10,000,000 and multiples of $5,000,000 in excess thereof.)

         3.       Comprised of: [ ] Base Rate Loan
                                [ ] Eurodollar Rate Loan

         4. For Eurodollar Rate Loans: with an Interest Period of __________ months.

         The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(a) or 2.02 of the Agreement, as applicable.

         The matters set forth in Section 4.02(a) and (b) are true, correct and complete as of the date hereof and with respect to the requested Credit Extension.

                                    BLOCK COMMUNICATIONS, INC.

                                    By:
                                       _______________________________________

                                    Name:
                                         _____________________________________

                                    Title:
                                          ____________________________________


                                     A-1-2

                                                                     EXHIBIT A-2

                FORM OF TERM LOAN INTEREST RATE SELECTION NOTICE

                                                        Date: ___________, 20___


To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of May 15, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Block Communications, Inc., an Ohio corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The Borrower through its Responsible Officer hereby gives notice to the Administrative Agent of the following with respect to the [Term Loan A Facility] [Term Loan B Facility] [Term Loan C Facility]:

      [ ] An election of a subsequent Interest Period for Eurodollar Rate Segment(s)

      [ ]   A Conversion of Eurodollar Rate Segment(s) into a Base Rate
            Segment(s)

      [ ]   A Conversion of Base Rate Segment(s) into Eurodollar Rate Segment(s)

Type of Segment                  Interest Period(1)     Aggregate Amount(2)     Date of Segment(3)
  (check one)
_______________                  __________________     ___________________     __________________
[ ]   Base Rate Segment          _______________        _________________       ________________
[ ]   Eurodollar Rate Segment    _______________        _________________       ________________

Such Conversion or election of a subsequent Interest Period, as applicable, to occur on __________________ ___, 20___ (a Business Day).

----------------

(1)   For any Eurodollar Rate Segment, one, two, three or six months.

(2)   Must be $5,000,000 or if greater an integral multiple of $1,000,000.

(3)   At least three (3) Business Days later if a Eurodollar Rate Segment

      The matters set forth in Section 4.02(a) and (b) of the Agreement are true, correct and complete as of the date hereof and with respect to the requested Conversion or election of an Interest Period, as the case may be.


                                    BLOCK COMMUNICATIONS, INC.

                                    By: ________________________________

                                    Name: ______________________________
                                          Responsible Officer


                                     A-2-2

                                                                       EXHIBIT B


                         FORM OF SWING LINE LOAN NOTICE

                                                      Date:  ___________, _____

To: [Bank of America, N.A.][National City Bank], as Swing Line Lender Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of May 15, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Block Communications, Inc., an Ohio corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender and National City Bank, as Swing Line Lender.

      The undersigned hereby requests a Swing Line Loan:

      1.    On ____________________ (a Business Day).

      2. In the amount of $__________. (Minimum of $100,000 and multiples of $25,000 in excess thereof)

      The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

      The matters set forth in Section 4.02(a) and (b) are true, correct and complete as of the date hereof and with respect to the requested Credit Extension.


                                    BLOCK COMMUNICATIONS, INC.

                                    By: __________________________________

                                    Name:_________________________________

                                    Title:________________________________

                                                                     EXHIBIT C-1

                            FORM OF TERM LOAN A NOTE

                                                        Date:  __________, 20__

      FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), on the Term
Loan A Maturity Date (as defined in the Credit Agreement referred to below) the Lender's Pro Rata Term A Share of the Term Loan A, or such lesser principal amount of the Term Loan A (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Term Loan A Maturity Date under that certain Credit Agreement, dated as of May 15, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent; L/C Issuer and Swing Line Lender and National City Bank, as Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of the portion of the Term Loan A made by the Lender from the Closing Date until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars, in Same Day Funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Term Loan A Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty and the Security Instruments. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The portion of the Term Loan A made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the portion of the Segments made by the Lender and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                    BLOCK COMMUNICATIONS, INC.

                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________

                  TERM LOAN A AND PAYMENTS WITH RESPECT THERETO


                                                      AMOUNT OF
                                                     PRINCIPAL OR  OUTSTANDING
                                         END OF        INTEREST      PRINCIPAL
                TYPE OF    AMOUNT OF    INTEREST      PAID THIS       BALANCE      NOTATION
    DATE       LOAN MADE   LOAN MADE     PERIOD         DATE         THIS DATE      MADE BY
--------------------------------------------------------------------------------------------
----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------


                                     C-1-2

                                                                     EXHIBIT C-2

                            FORM OF TERM LOAN B NOTE

                                                         Date:  __________, 20__

      FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), on the Term
Loan B Maturity Date (as defined in the Credit Agreement referred to below) the Lender's Pro Rata Term A Share of the Term Loan B, or such lesser principal amount of the Term Loan B (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Term Loan B Maturity Date under that certain Credit Agreement, dated as of May 15, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent; L/C Issuer and Swing Line Lender and National City Bank, as Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of the portion of the Term Loan B made by the Lender from the Closing Date until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars, in Same Day Funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Term Loan B Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty and the Security Instruments. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The portion of the Term Loan B made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the portion of the Segments made by the Lender and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.


                                     C-1-3

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                    BLOCK COMMUNICATIONS, INC.

                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________

                  TERM LOAN B AND PAYMENTS WITH RESPECT THERETO


                                                      AMOUNT OF
                                                     PRINCIPAL OR  OUTSTANDING
                                         END OF        INTEREST      PRINCIPAL
                TYPE OF    AMOUNT OF    INTEREST      PAID THIS       BALANCE      NOTATION
    DATE       LOAN MADE   LOAN MADE     PERIOD         DATE         THIS DATE      MADE BY
--------------------------------------------------------------------------------------------
----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------


                                     C-1-5

                                                                     EXHIBIT C-3

                           FORM OF REVOLVING LOAN NOTE

                                                         Date:  __________, 20__

      FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), on the
Maturity Date (as defined in the Credit Agreement referred to below) the Lender's Pro Rata Revolving Share, or such lesser principal amount of Revolving Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of May 15, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender an National City Bank, as Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars, in Same Day Funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Revolving Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty and the Security Instruments. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                    BLOCK COMMUNICATIONS, INC.

                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________

                REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO


                                                      AMOUNT OF
                                                     PRINCIPAL OR  OUTSTANDING
                                         END OF        INTEREST      PRINCIPAL
                TYPE OF    AMOUNT OF    INTEREST      PAID THIS       BALANCE      NOTATION
    DATE       LOAN MADE   LOAN MADE     PERIOD         DATE         THIS DATE      MADE BY
--------------------------------------------------------------------------------------------
----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

----------    ----------   ----------   ----------    ----------     ----------     ----------

                                                                     EXHIBIT C-4

                            FORM OF SWING LINE NOTE


                                                      Date:  ____________, 20__




      FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of [BANK OF AMERICA, N.A.][NATIONAL CITY BANK] ("Swing Line Lender"), on the date when due in accordance with the Credit Agreement referred to below, the aggregate principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Credit Agreement, dated as of May 15, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender and National City Bank, as Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan of the Swing Line Lender from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Swing Line Lender in Dollars, in Same Day Funds at its Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Swing Line Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty and the Security Instruments. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Swing Line Loans and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                    BLOCK COMMUNICATIONS, INC.

                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________


                                     C-3-2

               SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

                                  AMOUNT OF
                                PRINCIPAL OR         OUTSTANDING
              AMOUNT OF LOAN    INTEREST PAID     PRINCIPAL BALANCE
    DATE           MADE           THIS DATE           THIS DATE       NOTATION MADE BY
------------------------------------------------------------------------------------------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------

-----------     -----------      -----------          -----------           -----------


                                     C-3-3

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                                         Financial Statement Date:_______, 2___

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of May 15, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Block Communications, Inc., an Ohio corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

      The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________________________________ of the Borrower,
and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal YEAR-END financial statements]

      1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal QUARTER-END financial statements]

      1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal, recurring year-end audit adjustments and the absence of footnotes.

      2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

      3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

      [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

      [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

      4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________ ,___________.


                                    BLOCK COMMUNICATIONS, INC.

                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________

                                   SCHEDULE 2
                          to The Compliance Certificate
                                  ($ in 000's)

I.    SECTION 7.12(a) - TOTAL LEVERAGE RATIO.

      A.    Consolidated Funded Indebtedness at Statement Date:                   $_____________

      B. Consolidated EBITDA for the Four-Quarter Period ending on above date ("Subject Period"):

            1.    Consolidated Net Income for Subject Period:                     $_____________

            2.    Extraordinary net non-cash losses:                              $_____________

            3.    Losses from disposition of assets:                              $_____________

            4.    Consolidated Interest Charges for Subject Period:               $_____________

            5.    Provision for income taxes for Subject Period:                  $_____________

            6.    Depreciation and Amortization expenses for Subject Period:      $_____________

            7.    Sum of I.B.1 through I.B.6:                                     $_____________

            8.    Extraordinary net gains:                                        $_____________

            9.    Gains from disposition of assets:                               $_____________

            10.   Consolidated Film Contract Payments:                            $_____________

            11.   Proceeds from any Life Insurance Policies:                      $_____________

            12.   Sum of I.B.8 through I.B.11:                                    $_____________

            13.   Consolidated EBITDA (line I.B.7 minus line I.B.12):             $_____________

      C.    Total Leverage Ratio (Line I.A divided by Line I.B.13):               __________ to 1.00

            Maximum permitted: [INSERT FOR PERIOD FROM CHART AT SECTION 7.12(a)]

II.   SECTION 7.12(b) - SENIOR LEVERAGE RATIO.

      A.    Consolidated Senior Indebtedness at Statement Date:                   $_____________

      B.    Consolidated EBITDA for Subject Period (Line I.B.13 above):           $_____________

      C.    Senior Leverage Ratio (Line II.A divided by Line II.B):               __________ to 1.00

            Maximum permitted: [INSERT FOR PERIOD FROM CHART AT SECTION 7.12(b)]

III.  SECTION 7.12(c) - INTEREST COVERAGE RATIO.

      A.    Consolidated EBITDA for Subject Period (Line I.B.11 above):           $_____________

      B.    Consolidated Interest Charges for Subject Period:                     $_____________

      C.    Interest Coverage Ratio (Line III.A. divided by Line III.B):          __________to 1.00

            Minimum required: [INSERT FOR PERIOD FROM CHART AT SECTION 7.12(c)]

IV.   SECTION 7.12(d) - CONSOLIDATED FIXED CHARGE COVERAGE RATIO.

      A.    Consolidated EBITDA for Subject Period (Line I.B.11 above):           $_____________

      B.    Consolidated Fixed Charges at Statement Date for the Subject Period:

            1.    Consolidated Interest Charges for Subject Period:               $_____________

            2.    Capital Expenditures for Covered Period                         $_____________

            3.    Current maturities of Consolidated Funded Indebtedness for
                  Subject Period:                                                 $_____________

            4.    Provision for income taxes for Subject Period:                  $_____________

            5.    Restricted Payments for Subject Period (exclusive of the
                  amount of stock redemptions funded with the proceeds of any of
                  the Life Insurance Policies):                                   $_____________

            6.    Consolidated Fixed Charges
                  (Lines IV.B.1 + 2 + 3 + 4 + 5):                                 $_____________

      C.    Consolidated Fixed Charge Coverage Ratio (Line IV.A divided by
            Line IV.B):                                                           __________ to 1.00

            Minimum required: [INSERT FOR PERIOD FROM CHART AT SECTION 7.12(d)]

V.    SECTION 7.14 - CAPITAL EXPENDITURES

      A.    Capital Expenditures for Subject Period:                              $_____________

      B.    Maximum permitted:

            1.    Amount for Subject Period on chart in Section 7.14:             $_____________

            2.    Amount permitted to be carried forward or backward to the
                  Subject Period pursuant to Sections 7.14(a), (b), (c) or (d):   $_____________

            3.    Sum of V.B.1 and V.B.2:                                         $_____________



    AMOUNT IN LINE V.A ABOVE MAY NOT BE GREATER THAN THE AMOUNT IN LINE V.B.3

VI.   SECTION 7.14(e) - TELESYSTEM CAPITAL EXPENDITURES

      A.    Telesystem Capital Expenditures for Subject Period:                   $_____________



      Maximum permitted:

      1. IF TOTAL LEVERAGE RATIO AS OF THE END OF THE SUBJECT PERIOD IS LESS THAN 3.75 TO 1.00, THE ABOVE IS NOT APPLICABLE.

      2. IF THE TOTAL LEVERAGE RATIO AS OF THE END OF THE SUBJECT PERIOD IS GREATER THAN OR EQUAL TO 3.75 TO 1.00, THE AMOUNT IN VI.A MUST BE LESS THAN THE AMOUNT FOR THE SUBJECT PERIOD FROM THE CHART AT
            SECTION 7.14(e).

VII.  SECTION 2.06(d)(i) - EXCESS CASH FLOW.  [TO BE COMPUTED ONLY AS OF THE
      END OF EACH FISCAL YEAR OF THE BORROWER.]

      A.    Consolidated EBITDA for Subject Period

            1.    Line I.B.11 above:                                              $_____________

            2.    Extraordinary net gains:                                        $_____________

            3.    Extraordinary net losses:                                       $_____________

            4.    Adjusted Consolidated EBITDA (Line VII.A.1. + 2 - 3):           $_____________

      B.    Adjustments for the Subject Period:

            1.    the lesser of (a) $1,000,000 and (b) the change in
                  Consolidated Working Capital as at the end of the Subject
                  Period (negative if the change in Consolidated Working
                  Capital is negative):                                           $_____________

            2.    Capital Expenditures (paid in cash and not prohibited under
                  the Credit Agreement) for the Subject Period                    $_____________

            3.    Consolidated Fixed Charges for the Subject Period (reduced by the amount of Capital Expenditures included in Consolidated
                  Fixed Charges and reduced by the current maturities of
                  Consolidated Funded Indebtedness provided in part (ii) of the
                  definition thereof):                                            $_____________

            4.    Optional and mandatory  prepayments during Subject Period:      $_____________

            5.    Sum of Lines VII.B.1 through VII.B.4:                           $_____________

      C.    Excess Cash Flow (Line VII.A.4 minus Line VII.B.5):                   $_____________

                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:   ______________________________

2.    Assignee:   ______________________________ [and is an Affiliate/Approved
                  Fund of [identify Lender](1)]

3.    Borrower:   Block Communications, Inc.

4.    Administrative Agent:   Bank of America, N.A., as the Administrative Agent
                              under the Credit Agreement

-----------------

1  Select as applicable.

5.    Credit Agreement: The Credit Agreement, dated as of May 15, 2002, among
                        Block Communications, Inc., the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent

6.    Assigned Interest:


                       Aggregate Amount of      Amount of       Percentage Assigned
                         Commitment/Loans    Commitment/Loans      of Commitment
Facility Assigned(2)    for all Lenders(3)       Assigned(3)          /Loans(4)
--------------------    ------------------       -----------          ---------
                        $________________    $________________     ______________%
                        $________________    $________________     ______________%
                        $________________    $________________     ______________%

[7.   Trade Date: __________________](5)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]


      The terms set forth in this Assignment and Assumption are hereby agreed to:

                                          ASSIGNOR

                                          [NAME OF ASSIGNOR]

                                          By: ______________________________
                                                Title:


                                          ASSIGNEE

                                          [NAME OF ASSIGNEE]


                                          By: ______________________________
                                                Title:

------------------------

      (2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan A Commitment", etc.).

      (3) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

      (4) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

      (5) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and](6) Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent

By: _________________________________
      Title:


[Consented to:](7)


[BLOCK COMMUNICATIONS, INC.]


By: _________________________________
      Title:










---------------------

      (6) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.


      (7) To be added only if the consent of the Borrower and/or other parties (e.g., Swing Line Lenders, L/C Issuer) is required by the terms of the Credit Agreement.

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

 Credit Agreement, dated as of May 15, 2002, among Block Communications, Inc., the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

           1.  Representations and Warranties.

           1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

           1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

           1.3 Assignee's Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

           2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

           3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                        SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

                                        ADMINISTRATIVE DETAILS

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)